UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Envestnet, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 7, 2021
Chicago, Illinois

Dear Fellow Shareholder:
It is with great pleasure that we invite you to our 2021 Annual Meeting of Shareholders. The meeting will be held on May 12, 2021 at 10:30 a.m. Central Time. As part of our precautions regarding the COVID-19 pandemic, this year’s Annual Meeting will be a virtual-only meeting. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720.
Our formal agenda for this year’s meeting is to vote on the election of directors; to vote, on an advisory basis, on 2020 executive compensation; to ratify the selection of our independent registered public accounting firm for 2021; and to approve the Envestnet, Inc. 2010 Long-Term Incentive Plan as amended through the Fifth Amendment. In addition, we will report to you on the highlights of 2020 and discuss the outlook for our business in 2021.
Whether or not you plan to attend the virtual Annual Meeting, your vote on these matters is important to us. Shareholders of record can vote their shares via the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the return envelope provided. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.
If you are a beneficial holder of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to the election of directors, the advisory vote on executive compensation or the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan as amended through the Fifth Amendment unless they have received instructions from the beneficial owner of shares.
We continue to closely monitor developments with the COVID-19 pandemic and take proactive measures to ensure business continuity. As the situation evolves, we will continue to support our customers and the health and well-being of our employees and other stakeholders. As always, we appreciate your continued support, and hope that you and yours stay safe and healthy.

Sincerely,

William Crager
Chief Executive Officer

NOTICE OF ANNUAL MEETING

April 7, 2021
Chicago, Illinois

TO THE SHAREHOLDERS OF ENVESTNET, INC.:
The 2021 Annual Meeting of Shareholders of Envestnet, Inc. will be held on May 12, 2021, at 10:30 a.m. Central Time. This year’s Annual Meeting will be a virtual-only meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720.
The Annual Meeting will be held for the following purposes:
1.To elect two Class I directors to hold office until the 2024 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, death or incapacity;
2.To approve, on an advisory basis, 2020 executive compensation;
3.To ratify the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
4.To approve the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment; and
5.To transact such other business, if any, as lawfully may be brought before the meeting.
Only shareholders of record at the close of business on March 15, 2021, are entitled to notice of, and to vote at, the virtual Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2021: THIS PROXY STATEMENT, FORM OF PROXY CARD AND OUR 2020 ANNUAL REPORT ARE AVAILABLE AT WWW.ENVESTNET.COM.
Whether or not you plan to attend the virtual Annual Meeting and regardless of the number of shares you own, please vote as promptly as possible via the Internet or by telephone in accordance with the instructions in your proxy materials. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement. For further information concerning the individuals nominated as directors, the proposals being voted upon, use of the proxy and other related matters, you are urged to read the attached proxy statement.

By Order of the Board of Directors,

Shelly O’Brien
Corporate Secretary

ENVESTNET, INC.
35 East Wacker Drive
Suite 2400
Chicago, Illinois 60601
April 7, 2021

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References to the “Company,” “Envestnet,” “we,” “us,” or “our” in this proxy statement refer to Envestnet, Inc. and its subsidiaries as a whole.
Company Overview
Envestnet is transforming the way financial advice and wellness are delivered. Its mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone.
Over 106,000 advisors and more than 5,100 companies, including 17 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest registered investment advisers (“RIAs”) and hundreds of internet services companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.
Originally founded in 1999, Envestnet has been a leader in helping transform wealth management, working towards its goal of building a holistic financial wellness ecosystem to improve financial lives of millions of consumers.
Through a combination of platform enhancements, partnerships and acquisitions, Envestnet uniquely provides a financial network connecting technology, solutions and data, delivering better intelligence and enabling its customers to drive better outcomes.
Envestnet serves clients from its headquarters based in Chicago, Illinois, as well as other locations throughout the United States, India and other international locations.
Annual Meeting Information

Date:	May 12, 2021
Time:	10:30 a.m., Central Time
Live Webcast Address:	https://web.lumiagm.com/241143720
Record Date:	March 15, 2021
This year’s Annual Meeting will be a virtual-only meeting via live webcast. You will not be able to attend the Annual Meeting in person.

Proposals and Board Recommendations

Proposals:	Board recommendation:	For more information, see page:
1. Election of two Class I directors to hold office until the 2024 annual meeting and until their successor is duly elected and qualified or until their earlier resignation, removal, death or incapacity	“FOR” each director nominee	21
2. Approval, on an advisory basis, of 2020 executive compensation	“FOR”	45
3. Ratification of the appointment of KPMG LLP as Envestnet’s independent registered public accounting firm for the fiscal year ending December 31, 2021	“FOR”	47
4. Approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment	“FOR”	48

Our Board of Directors
Overview of Directors:

				Board Committees:
Director	Age	Director Since	Independent	Audit	Compensation	Compliance and Information Security	Nominating and Governance	Strategy
Luis Aguilar	67	2016	Y			✓	Chair
Anil Arora	60	2015	N			✓		✓
Ross Chapin	68	2001	Y	✓	✓			✓
William Crager	57	2020	N					✓
Gayle Crowell	70	2016	Y		✓	Chair	✓
James Fox	69	2015	Y	✓	Chair		✓	✓
Valerie Mosley*	61	2018	Y			✓	✓
Gregory Smith*	57	2015	Y	Chair	✓		✓	✓
*Director nominees for election at the 2021 Annual Meeting

Board Diversity:
The Nominating and Governance Committee works with the Board on an annual basis to evaluate the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills, viewpoints, tenures, and backgrounds. We believe that Envestnet has a diverse Board of Directors that represents the diverse nature of the business environment in which the Company operates. Envestnet is committed to diversity of gender, ethnicity and race, including in leadership roles. Two women serve on our Board as well as three directors who are ethnically or racially diverse. One woman and one ethnically and racially diverse director each serve as Chair of one of the Board’s standing committees.

Women	Ethnic or Racial Diversity	Tenure
25%	38%*	0-5 years: 62.5%
6-10 years: 25%
More than 10 years: 12.5%
*Includes directors who self-identify as the following: one Black or African American, one Hispanic or Latino and one Other. “Other” includes a race/ethnicity that is not American Indian/Alaskan Native, Asian, Black or African American, Hispanic or Latino, Native Hawaiian/Other Pacific Islander, or White or Caucasian.
Board and Corporate Governance Highlights
The following are highlights of our corporate governance practices. Please see the section below entitled “Corporate Governance” for more information.
We are committed to good corporate governance in order to promote the long-term interests of our shareholders, strengthen Board and management accountability, and build public trust in our Company. Our governance framework is described throughout this proxy statement and includes the following highlights:

✓	6 of 8 independent directors	✓	Stock ownership requirements for directors and named executive officers (“NEOs”)
✓	Diverse Board in terms of gender, race, ethnicity and tenure that provides a range of viewpoints	✓	Regular executive sessions of independent directors
✓	Regular Board and committee meetings	✓	Provide continuing education for directors
✓	Annual Board and committee self-evaluations	✓	Annual review of CEO and Chairperson succession planning
✓	Risk oversight by full Board and committees	✓	Code of Business Ethics and Conduct applicable to all directors, officers and employees
✓	No director may serve on more than three other public company boards of directors, in addition to Envestnet’s Board	✓	Prohibit short-term speculative transactions and hedging in Company securities and permit pledging only in limited circumstances
✓	Director resignation policy if a majority of votes are “withheld” from a director in an uncontested election
Environmental, Social and Governance (“ESG”) Highlights
The following are highlights of our commitment to ESG matters. Please see the section below entitled “Environmental, Social and Governance” for more information.
Envestnet endeavors to fulfill its commitment to ESG initiatives by empowering financial wellness for our communities, our customers, our partners and our employees, by being a responsible citizen in our communities and a mindful steward of the resources we consume and by investing in our employees. The Company has exemplified its commitment in many ways, including:

✓	Developing the future of financial literacy through educational programs that advance the understanding of the financial services industry and foster opportunities for careers in financial services.
✓	Offering advisors and their clients access to sustainable products and services through Impact Investing Solutions. On April 1, 2020, we affirmed our commitment to improving the world though responsible investments by becoming a signatory of the Principles for Responsible Investment (“PRI”).
✓	Supporting Envestnet Cares, an employee initiative creating a positive philanthropic impact in our communities through fundraising, donating time, or leveraging digital and financial expertise whereby employees support organizations that help others move forward and reflect Envestnet’s core values.
✓	Reducing our environmental impact through targeted initiatives to minimize waste.
✓	Offering a comprehensive suite of benefits, including college scholarship plans for employees’ children and paid parental leave.
✓	Promoting diversity and inclusion, including by hiring a Manager of Diversity and Inclusion in 2020 and through supporting inclusivity initiatives, such as the Women’s Initiative Network (“WIN”). WIN provides women with the tools, training and networking connections to advance in their careers and build a platform for them to succeed.
Executive Compensation Highlights
The following are highlights of our executive compensation practices. Please see the section below entitled “Executive Compensation” for more information.
Our Compensation Committee believes that our compensation practices are key to furthering our compensation principles and ensuring sound governance practices. Our executive compensation practices include the following:

✓	Pay for performance by basing a substantial part of NEO compensation on Company and individual performance, including performance stock units
✓	Deliver the majority of NEO’s pay in the form of equity-based compensation
✓	Require meaningful stock ownership (as a multiple of base salary) for NEOs
✓	Retain an independent compensation consultant
✓	Maintain a Clawback Policy on incentive awards
✓	Conduct annual outreach with investors on matters including executive compensation and governance
✓	Conduct annual say-on-pay advisory vote
✓	Avoid poor governance practices: no single trigger vesting on a change in control; no excise tax gross-ups; no supplemental executive retirement plan; no option repricing without prior shareholder approval; and no excessive perquisites

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why has this proxy statement been made available?
Our Board is soliciting proxies for use at our Annual Meeting of Shareholders to be held on May 12, 2021, and any adjournments or postponements of the meeting. The meeting will be held at 10:30 a.m. Central Time and will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/241143720. The meeting password is envestnet2021 (case sensitive).
This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 7, 2021. This proxy statement provides the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting?
The following proposals are scheduled to be voted on at the Annual Meeting:
•Election of two Class I directors.
•Approval, on an advisory basis, of 2020 executive compensation.
•Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
•Approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment.
Envestnet’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” approval, on an advisory basis, of executive compensation, “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2021, and “FOR” the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment.

Are proxy materials available on the Internet?
Yes. Our proxy statement for the 2021 Annual Meeting, form of proxy card and 2020 Annual Report are available at www.envestnet.com.

Who is entitled to vote?
Owners of our common stock at the close of business on March 15, 2021, the record date for the Annual Meeting, are entitled to vote. On that date, we had 54,410,905 shares of our common stock outstanding and entitled to vote. Our common stock is our only outstanding class of stock.

How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on March 15, 2021.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a bank, broker, or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held directly in your own name and those owned beneficially through a bank, broker, or other nominee.
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly or to vote during the Annual Meeting. You may grant your voting proxy in three ways: by mail using the enclosed proxy card, by telephone or by Internet. For information on how to vote by telephone or Internet, see the heading below “May I vote by telephone or via the Internet?” For information on how to vote during the Annual Meeting, see the heading below “How do I attend and vote during the virtual Annual Meeting?”
Beneficial Owner
If your shares are held by a bank, broker, or other nominee, you are considered the beneficial owner of shares held in “street name,” and our proxy materials are being forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares and are also invited to attend the virtual Annual Meeting.

However, because you are not the shareholder of record you may only vote your shares during the Annual Meeting if your bank, broker or other nominee has provided a signed legal proxy giving you the right to vote those shares and you follow the other instructions described below under the heading “How do I attend and vote during the virtual Annual Meeting?” If your shares are held in street name and you would like to vote by telephone or by Internet, you will need to contact your bank, broker, or other nominee for instructions.

How do I vote by proxy if I am a shareholder of record?
If you are a shareholder of record, you must properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us before the Annual Meeting. The individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your shares will be voted as recommended by the Board:
•“FOR” the election of each director nominee;
•“FOR” the approval, on an advisory basis, of executive compensation;
•“FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•“FOR” the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment.
If any other matter is presented at the Annual Meeting, your proxy will be voted in accordance with the best judgment of the individuals named on the proxy card. As of the date of this proxy statement, we know of no other matters to be acted on at the Annual Meeting.

How do I give voting instructions if I am a beneficial owner?
If you are a beneficial owner of shares, you will receive instructions from your bank, broker, or other nominee as to how to vote your shares. If you give instructions to your bank, broker, or other nominee, the bank, broker, or other nominee will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the New York Stock Exchange (the “NYSE”), brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares with respect to “non‑routine” matters. The election of directors, advisory approval of executive compensation and approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment are considered “non‑routine” matters and, as such, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to those matters unless the broker has received instructions from the beneficial owner of the shares.
It is therefore important that you provide instructions to your broker if your shares are beneficially held by a broker so that your vote with respect to election of directors, the advisory vote to approve executive compensation, the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment, and any other matters treated as non‑routine by the NYSE, is counted.

May I vote by telephone or via the Internet?
Yes. If you are a shareholder of record, you have a choice of voting by telephone using a toll‑free telephone number, voting over the Internet, or voting by completing the enclosed proxy card and mailing it in the return envelope provided. To vote by telephone or via the Internet, follow the instructions provided on the proxy card. We encourage you to vote by telephone or over the Internet because your vote will be tabulated faster than if you mailed it. If you vote by telephone or Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.
If you are a beneficial owner and hold your shares in “street name”, you will need to contact your bank, broker, or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. Voting by telephone or over the Internet or returning your proxy card by mail will not affect your right to attend the virtual Annual Meeting and vote.

May I revoke my proxy or my voting instructions?
Yes. If you change your mind after you vote, if you are a shareholder of record, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:
•Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet;

•Send a letter revoking your proxy to Envestnet’s Corporate Secretary at 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601; or
•Attend the virtual Annual Meeting and vote during the meeting at https://web.lumiagm.com/241143720.
If you are a beneficial owner and hold your shares in “street name,” you will need to contact your bank, broker, or other nominee to determine how to revoke your voting instructions.
If you wish to revoke your proxy or voting instructions, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How do I attend and vote during the virtual Annual Meeting?
You may attend the Annual Meeting and vote your shares at https://web.lumiagm.com/241143720 during the meeting. You may log into the meeting beginning at 10:15 a.m. Central Time on May 12, 2021, and the Annual Meeting will begin promptly at 10:30 a.m. Central Time on May 12, 2021. Follow the instructions provided to vote.
If you are a shareholder of record, you will need the 11-digit control number found on your proxy card and the meeting password envestnet2021 (case sensitive).
If you are a beneficial owner and hold your shares in “street name,” you must first obtain a valid legal proxy from your bank, broker, or other nominee and then register in advance to attend the Annual Meeting. Follow the instructions from your bank, broker, or other nominee included with these proxy materials, or contact your bank, broker, or other nominee to request a legal proxy form. After obtaining a valid legal proxy from your bank, broker, or other nominee, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC (“AST”). Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Tuesday, May 4, 2021.
Even if you plan to attend the virtual Annual Meeting, Envestnet recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Why are we holding the Annual Meeting virtually?
Our Board annually considers the appropriate format of our annual meeting of shareholders. As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, our Board believes that hosting a virtual Annual Meeting this year is in our best interest and the best interests of our shareholders.

How can I ask questions at the virtual Annual Meeting?
In order to submit a question at the virtual Annual Meeting, you will need your 11-digit control number and the meeting password envestnet2021 (case sensitive). If you are a shareholder of record, the control number can be found on your proxy card. If you are a beneficial owner and hold your shares in “street name,” you can obtain a control number from AST after you register to attend the Annual Meeting as described above under the heading “How do I attend and vote during the virtual Annual Meeting?”
You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. Questions may be submitted by selecting the messaging icon at the top of the screen and typing your message in the chat box once you are in the virtual Annual Meeting. Questions pertinent to meeting matters will be answered during our virtual Annual Meeting, subject to time constraints. A representative of the Company will read the question aloud prior to responding.

What do I do if I have technical problems during the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call toll free (800) 937-5449 or email help@astfinancial.com.

What votes need to be present to hold the Annual Meeting?
To have a quorum for our Annual Meeting, the holders of a majority of our shares of common stock outstanding as of March 15, 2021 must be present in person or represented by proxy at the Annual Meeting. The electronic presence of a shareholder at the virtual Annual Meeting will be counted as a shareholder present in person for purposes of determining a quorum.

What vote is required to approve each proposal?
Directors are elected by a plurality vote, which means that the nominees receiving the most affirmative votes will be elected, up to the number of directors to be chosen at the meeting. However, if the majority of the votes cast for a director are withheld, then, notwithstanding the valid election of such director, our by‑laws provide that such director will voluntarily tender his or her resignation for consideration by our Board. Our Board will determine whether to accept the resignation of such director. All other matters submitted for shareholder approval require the affirmative vote of the majority of shares present in person electronically or represented by proxy and entitled to vote.

How are votes counted?
In the election of Envestnet directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN” with respect to the proposals relating to the advisory vote to approve executive compensation, the ratification of Envestnet’s independent registered public accounting firm and the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment.
If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non‑routine matters. As described under the header “How do I give voting instructions if I am a beneficial holder?” the election of directors, the advisory vote to approve executive compensation and the approval of the Envestnet, Inc. 2010 Long-Term Incentive Plan, as amended through the Fifth Amendment are considered non‑routine matters.
We will appoint one or more inspectors of election to count votes cast in person electronically or by proxy.

What is the effect of broker non‑votes and abstentions?
A broker “non‑vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner as to how to vote.
Common stock owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum. Common stock that is beneficially owned and is voted by the beneficial holder through a broker or bank will be counted towards the presence of a quorum, even if there are broker non‑votes with respect to some proposals, as long as the broker votes on at least one proposal. Broker “non‑votes” will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual Meeting. Therefore, broker “non‑votes” will have no direct effect on the outcome of any of the proposals. Abstentions will be considered present and voting and will have the effect of a vote against a proposal.

Who will pay the costs of soliciting proxies for the Annual Meeting?
Envestnet will pay all the costs of soliciting proxies for the Annual Meeting. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, and other nominees for the expenses they incur in forwarding the proxy materials to you.

Where can I find the voting results?
We will report the voting results in a Form 8‑K that we will file with the SEC within four business days after the Annual Meeting. You can find the Form 8‑K at www.sec.gov or on our website at www.envestnet.com.

Will Envestnet’s independent registered public accounting firm attend the Annual Meeting?
Representatives of KPMG LLP (“KPMG”) will attend the virtual Annual Meeting and will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

Do directors attend the Annual Meeting?
Directors are encouraged to attend all meetings of shareholders called by Envestnet. All of our directors, who were members of our Board at the time, attended the 2020 virtual Annual Meeting.

How can a shareholder, employee, or other interested party communicate directly with our Board?
Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board. Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairperson of the Board, the Chair of any Board committee, or any other director may send written communications to the Board by email at corpsecy@envestnet.com or by mail at c/o Corporate Secretary, 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. Communication with the Board may be anonymous. The Secretary will forward all communications addressed to the Board, to the Chair of the Audit Committee or the Chair of the Nominating and Governance Committee, who will then determine when it is appropriate to distribute such communications to other members of the Board or to management.

Whom should I call if I have any questions?
If you have any questions about the virtual Annual Meeting or voting, please contact Shelly O’Brien, our Corporate Secretary, at (312) 827‑2800 or at corpsecy@envestnet.com. If you have any questions about your ownership of Envestnet common stock, please contact Investor Relations at (312) 827‑3940 or by email at investor.relations@envestnet.com.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Overview
Envestnet engages regularly with our investors to understand what they care about. We know that environmental, social and governance (“ESG”) issues are a priority for many, and we think it is important to share our views and actions related to sustainability and social impact. Envestnet is committed to integrating sustainability into our everyday actions to help create long-term value for our shareholders and the communities in which we operate. We aim to operate the Company responsibly while managing risks and using our resources wisely. These principles are grounded in a single ultimate aspiration that guides us and inspires us to move forward: making financial wellness a reality for everyone and building a company that strengthens the communities we serve for generations to come. Additional information on our environmental and social responsibility practices appears on our website located at www.envestnet.com/CSR. Information contained on the website is not incorporated by reference into this proxy statement or any other report we file with the SEC. Additional information on our engagement with shareholders appears below under the section “Executive Compensation— Shareholder Engagement and 2020 Say-on-Pay Vote.”

Developing the Future of Financial Wellness
Envestnet is committed to developing financial literacy and an understanding of the financial services industry through various initiatives and partnerships including:
The Envestnet Institute on Campus
The Envestnet Institute on Campus (“EIOC”) is a collaborative relationship between academia and firms in the wealth and asset management space. The EIOC, with 43 participating universities and colleges as of year-end 2020, offers students interested in developing a career in wealth management with a training regimen specifically designed to bridge the gap between academic knowledge and the application of this knowledge in the wealth and asset management industries. Many of our employees have graduated from this key learning and development program. The program also supports industry hiring managers in identifying potential employees who are qualified for a career in financial services.
Envestnet | MoneyGuide University Program
In addition, through the Company’s Envestnet | MoneyGuide University Program, we partner with nearly 90 universities and colleges to incorporate technology into their financial planning programs by providing free access to MoneyGuide’s software platform. In 2020, approximately 4,000 students used this financial planning software to gain practical experience and hands-on practice.
Envestnet Education Initiative with EVERFI
Envestnet supports EVERFI, Inc. whose mission is to leverage scalable technology to build innovative, impactful education networks that empower people and transform communities. Envestnet supports EVERFI’s efforts to help teachers, schools, and districts bring real-world skills to students. This partnership supports students ranging from 3rd to 12th grade at no cost to individual schools or school districts in states with principal Envestnet office locations.

Responsible Investing
We are also committed to offering access to sustainable products and services for investors interested in having a positive environmental or social impact while also pursuing a meaningful financial return. Through our Impact Investing Solutions offering, we offer a suite of technological solutions, investment products, and educational materials to help advisors and investors navigate the impact investing ecosystem. We also provide education to the retail investing marketplace on impact investing best practices.
On April 1, 2020, Envestnet signed the Principles for Responsible Investment (“PRI”). The PRI is an independent investor initiative that has created a voluntary and aspirational set of six investment principles that offer a menu of possible actions for incorporating ESG issues into investment practice. The goal of the PRI is to bring investors together to work toward sustainable markets that contribute to a more prosperous world for all. In signing the PRI, we as a service provider publicly commit to adopt and implement the principles, where consistent with our fiduciary responsibilities. We believe this will improve our ability to meet commitments to beneficiaries as well as better align our investment activities with the broader interests of society.

Strengthening Our Communities
Envestnet is committed to strengthening our communities by empowering employees to make a positive impact.
Envestnet Cares
Through the Envestnet Cares initiative, the Company strives to make a positive philanthropic impact in our communities by fundraising, donating time, or leveraging digital and financial expertise. In addition to long-term partnerships with charitable organizations in the communities in which we do business, we encourage employees to volunteer by providing paid time off for volunteer activities and funding for employee volunteer events, and we match each personal gift by an employee to a registered charity up to $3,000 per year for each employee.

Reducing Our Impact on the Environment
Envestnet operates in a relatively low-carbon industry and understands the importance of doing our part to reduce our impact on the environment. In 2020 we improved our operational sustainability through closing smaller offices across the U.S., transitioning to a remote work environment, which reduces the Company’s energy usage and carbon emissions. While this initiative was implemented in the second quarter of 2020, the decision to decrease our footprint was made ahead of the COVID-19 pandemic. Additionally, we continue to explore ways to further improve operational effectiveness and decrease our energy usage and carbon emissions.
We minimize our environmental impact with targeted initiatives to reduce waste through partnerships with Copia and Keurig Green Mountain’s K-Cycle® program. At our offices in Chicago and Seattle, we work with caterers who partner with Copia, an organization that helps businesses redistribute high-quality excess food to feed people in need. Our Chicago office also participates in the Keurig Green Mountain’s K-Cycle® program, an initiative to collect and recycle brewed K-Cup® pods.

Supporting Our Employees
In order to attract and retain top talent in our highly competitive industry, Envestnet provides competitive base pay and recognizes exceptional work in many ways including through the provision of rewards such as annual bonus consideration and long-term equity incentive grants.
In addition, we offer a comprehensive suite of benefits designed to support the professional and personal well-being of our employees. Envestnet’s total rewards package provides benefits such as health, dental and vision insurance; life insurance; medical and dependent care flexible spending account; short and long-term disability, accidental death and dismemberment insurance; a 401(k) plan, with company match; college scholarship plans for employees’ children; discount programs; paid time off, including volunteer days and parental leave for the birth or adoption of a child; military leave with pay differential; and pet benefits. In general, all employees are eligible for these benefits.
All U.S.- based, full-time employees also receive nine paid holidays, a minimum of three weeks paid time off, two floating holidays, and three paid volunteer days per year. India-based employees receive standard health and welfare benefits, as well as additional family medical coverage, an internet stipend, and free transportation home from late shifts. Envestnet supports our employees’ physical and mental health with a no-cost Wellness Program; and provides legal, financial, and work-life solutions with our Employee Assistance Program.
In most of our major offices, we provide membership to on-premise gym facilities and offer discounts for gym memberships, weight loss programs and other fitness-related activities outside of the office and we have collaborated with third parties for well-being solutions. We also offer learning and development opportunities to help employees perform at their best and enjoy fulfilling careers, including on-line training courses, tuition reimbursement, and mentorship programs.

Diversity and Inclusion
At Envestnet, we believe that engaging, developing and supporting our employees is critical to our mission of providing the technology, solutions and intelligence to make financial wellness a reality for everyone. We encourage a workplace environment that is respectful, inclusive and open to new ideas and thinking. Envestnet’s Board regularly receives updates and presentations on key organization topics, including ESG, compliance, inclusion and diversity, employee education, development, and succession.
We value the creative ideas, innovative thinking and broader perspectives that come with a diverse workforce and we endeavor to foster a more inclusive and diverse company. Envestnet understands the value that this brings not just to employees, but to its overall business.

Fostering a productive, inclusive culture:
•Created an enterprise-wide strategic initiative dedicated to inclusion and diversity.
•Issued revised Work from Home and Flexible Work Arrangements policies.
•Created a cultural awareness “I AM ENV” campaign to show our commitment to inclusion and diversity with specific focus on cultural month-long celebrations.
•Created Envestnet Bridges, an employee affinity group that promotes an inclusive environment through conversations, spirited debates, and welcoming speakers who expand our knowledge. Inviting employees to explore diversity to increase inclusivity through month-long events, lunch and learns, and peer coaching.
•Leverage Envestnet Cares (discussed above) relationships to reach marginalized communities and provide education regarding financial literacy.
•Increased course offerings on inclusion and diversity topics in our global Learning Management System.
•Updated recruitment plans to include additional diverse national partners and educational institutions.
•Created Envestnet’s Women’s Initiative Network (“WIN”) in 2019 in an effort to better understand how we can use our internal strengths and experiences to help women develop to their fullest potential by providing greater focus on and support for women. WIN gives women tools, training, and networking connections to advance in their careers and build a platform for them to succeed. WIN strives to empower and educate women of all ages and backgrounds both internally at the Company and in our communities.
•Expanded company-wide internship programs to continue to develop new talent.
•Created Envestnet Delegates Program to provide opportunities for high-potential employees to develop strategic insight and subject-matter expertise by working in other disciplines across the business.
•Expanded Learning Management System content and training across the enterprise via Envestnet Employee Advantage.
•Expanded fully paid maternity and parental leave benefits in the U.S.
•Introduced a minimum annual training hours requirement of 24 hours for all mid- to senior level employees.
•Support the Black Wharton Undergraduate Association as a Silver Donor.
•Agreed to partner with the Greenwood Project, which connects Black and Latinx students to internships within the Financial Services Industry.
Envestnet is committed to supporting and developing our employees and fostering a work environment in which all individuals are treated with respect and dignity. We believe in the importance of promoting diversity and inclusion in the workplace, and we are committed to equal opportunity for employees in all aspects of employment and believe that all individuals should have the opportunity to succeed. We are focused on being an employer of choice for all talent, where employees can feel like they belong. As a company, we strive to embed diversity, inclusion and accessibility into the way we do business every day. We continue to invest significant time and effort toward executing diversity and inclusion best practices. For example, in 2020 we hired a Manager of Diversity and Inclusion to lead us in strengthening our efforts in this area.
We believe a diverse and inclusive environment fosters innovation, creativity and productivity, which is key to our success. We are committed to hiring and retaining employees from all races, ethnicities, genders, abilities, backgrounds, experiences and locations. In addition, we have policies that seek to provide equal treatment and are dedicated to providing a safe and healthy working environment for all employees, as discussed below in the section entitled “Code of Business Conduct and Ethics.”

CORPORATE GOVERNANCE

Overview
We review annually, internally and with the Board of Directors (the “Board”), the provisions of the Sarbanes‑Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board, director qualification standards, including independence, director responsibilities, and Board self‑evaluations. We have also adopted a Code of Business Conduct and Ethics for our employees and directors and charters for each of our Audit, Compensation, Nominating and Governance, Compliance and Information Security and Strategy Committees. A copy of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and each committee charter, is available on our website located at www.envestnet.com and you can view and print these documents by accessing our website, then clicking on “Investor Relations,” followed by “Corporate Governance.” In addition, you may request copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and the committee charters by contacting our Corporate Secretary via telephone at (312) 827‑2800, facsimile at (312) 621-7091 or e‑mail at corpsecy@envestnet.com. Our website address is provided as an inactive textual reference only; the information provided on or accessible through our website is not part of this proxy statement.

Leadership Changes
Following the passing of our former Chairperson and CEO Judson Bergman in 2019, our Board appointed William Crager as interim CEO and Ross Chapin, our lead independent director since 2015, as the interim Chairperson of Envestnet’s Board of Directors.
Effective March 30, 2020, our Board appointed Mr. Crager as Envestnet’s CEO and as a member of the Board and appointed James Fox as Chairperson of the Board and Charles Roame as Vice Chairperson of the Board. With the appointment of Mr. Fox as a non-executive Chairperson of the Board, Mr. Chapin no longer serves as lead independent director. Mr. Roame resigned from the Board effective June 26, 2020.

The Board of Directors
Our Board oversees our business and monitors the performance of management. In addition to its more traditional business and management oversight responsibilities, the Board also monitors the Company’s activities and practices related to ESG matters. The directors keep themselves up‑to‑date on the Company by discussing matters with the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers, and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.
Envestnet holds regular Board meetings that last approximately two days each. In addition, our Board holds an annual business review meeting to assess specific areas of our operations and to learn about general trends affecting the wealth management industry. The Company provides our directors with the opportunity to attend continuing education programs.
The Board usually meets seven times per year in regularly scheduled meetings, but will meet more often if necessary. From time to time, the Board has telephonic sessions on various topics. During 2020, the Board met twenty-one times, including through telephonic sessions. All of our directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2020.

Director Independence
In February 2021, our Board determined that the following directors are independent under the listing standards of the NYSE: Luis Aguilar, Ross Chapin, Gayle Crowell, James Fox, Valerie Mosley and Gregory Smith. Mr. Crager is not considered an independent director because he is our CEO. Mr. Arora is not considered an independent director because he was an executive officer of the Company within the last three years. In making its determination of independence, the Board applied the categorical standards for director independence set forth in the NYSE’s rules and therefore determined that no other material relationships existed between us and these directors. The Board also considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with us.
In addition, our Board determined that Mr. Smith, Mr. Chapin and Mr. Fox, the members of our Audit Committee, satisfy the audit committee independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Mr. Fox, Mr. Chapin, Ms. Crowell and Mr. Smith, the members of our Compensation Committee, satisfy the additional independence requirements for members of the compensation committee under the NYSE listing standards.
Our independent directors meet at regularly scheduled executive sessions without the participation of management. James Fox, our Chairperson, is the presiding director for executive sessions of independent directors.

The Committees of the Board
Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Compliance and Information Security Committee, a Nominating and Governance Committee and a Strategy Committee.
The Audit Committee
The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit program, and the performance, qualification, and independence of the independent registered public accounting firm KPMG.
Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by our independent registered public accounting firm. No member of our Audit Committee currently serves on the audit committees of more than two public companies (including Envestnet). Our Audit Committee charter provides that if a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board will determine if such simultaneous service would impair the ability of such member to effectively serve on the Audit Committee.
Only independent directors may serve on the Audit Committee and, accordingly, the Audit Committee is composed entirely of independent directors, as defined by the NYSE listing standards, who also satisfy the requirements of Rule 10A-3 under the Exchange Act.
The members of the Audit Committee are currently Mr. Smith (Chair), Mr. Chapin and Mr. Fox.
The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and that each is an audit committee financial expert, as that term is defined under SEC rules. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Proposal No. 1: Election of Directors.”
The Audit Committee held seven meetings during 2020. Audit Committee meetings are usually held in conjunction with the regularly scheduled meetings of the Board. At least quarterly, the Audit Committee met with management, KPMG, the Chief Financial Officer, the Chief Accounting Officer and the General Counsel to review, among other matters, the overall scope and plans for the independent audit, and the results of such audit; critical accounting estimates and policies; and compliance with our conflict of interest and Code of Business Conduct and Ethics policies.
At least quarterly in 2020, the Audit Committee met in executive session (i.e., without management present) with representatives of KPMG to discuss the results of KPMG’s work.
The Compensation Committee
The Compensation Committee has responsibility for evaluating the performance of the CEO based on corporate goals and objectives and, with the other independent directors, sets the CEO’s compensation. The Compensation Committee also has responsibility for evaluating the performance of our senior management and determining executive compensation in conjunction with the independent directors. Additionally, the Compensation Committee has the responsibility to review and make recommendations to the full Board regarding director compensation. The Compensation Committee consults with the Nominating and Governance Committee, and works with the CEO and Chairperson of the Board, in the Nominating and Governance Committee’s review of CEO and Chairperson of the Board succession planning.
Only independent directors may serve on the Compensation Committee and, accordingly, the Compensation Committee is composed entirely of independent directors, as defined by the NYSE listing standards, who also satisfy the additional independence requirements specific to compensation committee members set forth in the NYSE listing standards.
The members of the Compensation Committee are currently Mr. Fox (Chair), Mr. Chapin, Ms. Crowell and Mr. Smith.
The Compensation Committee held nine meetings during 2020.
The Compliance and Information Security Committee
The Compliance and Information Security Committee provides oversight of, and reviews, assesses and makes recommendations to our Board regarding, our regulatory compliance programs and information technology security framework. A majority of the directors that serve on the Compliance and Information Security Committee must be independent.

The members of the Compliance and Information Security Committee are Ms. Crowell (Chair), Mr. Aguilar, Mr. Arora and Ms. Mosley.
The Compliance and Information Security Committee held seven meetings during 2020.
The Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board, and developing and recommending corporate governance guidelines. The Nominating and Governance Committee has the responsibility to review at least annually the Company’s charitable giving, including the Envestnet Cares initiative. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and its committees in their self‑evaluations. The Nominating and Governance Committee reviews annually, or more often if appropriate, CEO and Chairperson of the Board succession planning, in consultation with the Compensation Committee.
A majority of the directors that serve on the Nominating and Governance Committee must be independent. Currently, the Nominating and Governance Committee is composed entirely of independent directors, as defined by the NYSE listing standards.
The members of the Nominating and Governance Committee are Mr. Aguilar (Chair), Ms. Crowell, Mr. Fox, Ms. Mosley and Mr. Smith.
The Nominating and Governance Committee held five meetings during 2020.
The Strategy Committee
The Strategy Committee reviews and provides guidance to the management team and the Board with respect to the Company’s overall business strategy and strategic initiatives. The Strategy Committee’s responsibilities include review with, and recommendations to, management and the Board regarding the development, adoption, modification, and implementation of the Company’s strategic plan. The Strategy Committee also has the responsibility to review and make recommendations to the Board regarding specific strategic initiatives, including acquisitions, divestitures, joint ventures, and strategic alliances. A majority of the directors that serve on the Strategy Committee must be independent.
The members of the Strategy Committee are Mr. Arora, Mr. Chapin, Mr. Crager, Mr. Fox and Mr. Smith.
The Strategy Committee held seventeen meetings during 2020.

Restrictions on Short-term Speculative Transactions, Hedging and Pledging
Short-Term Speculative Transactions and Hedging
We consider it improper and inappropriate for directors, officers, employees, consultants and temporary contract workers (whom we refer to as “covered persons”) to engage in short-term or speculative transactions in our securities. Consequently, we have adopted a policy that prohibits covered persons from engaging in short sales of our securities (sales of securities that are not then owned), including “sales against the box” (sales with delayed delivery) and in transactions in publicly traded options on our securities (such as puts, calls and other derivative securities) on an exchange or in any other organized market. We also only allow “standing orders” for a brief period of time.
Furthermore, we believe that certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, may result in a misalignment of our interests and the interests of covered persons. Accordingly, we have adopted a policy that prohibits hedging transactions and all other similar forms of monetization transactions. For purposes of this policy, hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or engaging in any other transaction, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
Margin Accounts and Pledging
Envestnet’s current policy permits covered persons to hold our securities in margin accounts and pledge our securities in limited circumstances to strike an appropriate balance between the ability of covered persons to manage their financial affairs with the potential adverse impact to shareholders and the Company that could result from the pledging of a significant number of Company securities by covered persons. Covered persons are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan unless the covered person clearly demonstrates the ability the repay any obligations arising under the margin account or any loan without resorting to the securities held in the margin account or pledged securities in the case of a loan. We believe that a complete ban on pledging could discourage our executive officers, directors and other covered persons from owning significant levels of Envestnet securities, which we believe would negatively affect shareholders.

Envestnet securities may constitute a significant portion of our officers’ and directors’ personal assets. As a result, situations may arise in which using Envestnet securities as collateral for his or her financial obligations or holding Envestnet securities in a margin account is an attractive means to obtain liquidity rather than achieving it through decreased security ownership. Absent the ability to pledge Envestnet securities in this manner, an officer or director may be forced to sell shares, which is not in our shareholders’ best interests. An absolute prohibition on pledging could create a disincentive for our officers and directors to hold substantial amounts of Envestnet securities for long periods. Although securities held in a margin account or pledged as collateral for a loan may be sold by the broker if a covered person fails to meet a margin call or by the lender in foreclosure if the covered person defaults on the loan, we believe that our policy’s requirement that the covered person demonstrate the ability to repay any obligations arising under the margin account or any loan both effectively mitigates the risk that forced sales of pledged shares could prompt a broader sell-off or further depress a declining stock price and provides our officers and directors with reasonable flexibility to use their Envestnet securities as collateral for loans for needed liquidity and encourages them to retain substantial ownership of our securities.

Board Leadership Structure
The Nominating and Governance Committee of our Board evaluates the Board’s leadership structure on a regular basis.
The Company’s by-laws and the Corporate Governance Guidelines do not require the separation of the positions of the Chairperson and the CEO. The Corporate Governance Guidelines permit the Board to determine the most appropriate leadership structure for the Company at any given time and give the Board the ability to choose a Chairperson that it deems best for the Company. Before Mr. Bergman’s passing, the Board believed the combined role of CEO and Chairperson under Mr. Bergman was the appropriate leadership structure for the Company.
Following Mr. Bergman’s passing, the Board decided to separate the positions of interim CEO and interim Chairperson and designated the then lead independent director, Ross Chapin, as our interim Chairperson. The Board felt that separating the two positions at that time would allow the interim CEO to focus on the transition following Mr. Bergman’s passing while providing for a more engaged Board presence through an interim Chairperson. Given the successful transition and effective management of the Company under the interim CEO and interim Chairperson, the Board determined that separating the positions of CEO and Chairperson is the most appropriate leadership structure for the Company at this time. Effective March 30, 2020, the Board appointed independent director James Fox as Chairperson of the Board. The Chairperson’s responsibilities include, among other things: presiding over all meetings of the Board and executive sessions of the independent directors; presiding over meetings of shareholders; serving as a liaison between management of the Company and the Board; and discussing with the CEO agendas for Board meetings and information to be provided to the Board. The other responsibilities of the Chairperson are determined by the Board from time to time.

Board Oversight
Succession Planning
Succession planning is a top priority for the Board and Company management, with the objective of having a pipeline of diverse leaders for today and the future. To achieve this objective, the Board and management take a proactive approach. We have established a disciplined talent management and succession planning process at the senior level, and we have in place both an emergency and a non-emergency succession plan for the CEO and Chairperson of the Board. In 2020, we hired an external advisor to assist the Company in enhancing our succession planning process and maintaining an effective succession plan.
The Nominating and Governance Committee, in coordination with the Compensation Committee, annually reviews the succession plan for the CEO and Chairperson of the Board upon retirement, death or disability. The Nominating and Governance Committee’s review of the succession plan for the CEO is followed by discussion with the non-executive directors of the Board led by the Chairperson of the Board. The Nominating and Governance Committee also annually reviews the succession plan for such other executive officers as the Committee deems appropriate to safeguard continuity in Envestnet’s management, which is then discussed by the Board. These processes enable the Board to address both long-term planned occurrences, such as retirement or change in roles, as well as short-term unexpected events.
We are committed to the development of employees through the global performance management process, agile career progressions and virtual/online training which provide opportunities for feedback, learning and growth across our organization. Envestnet’s talent management efforts create an internal pipeline for future leaders offering employees opportunities to develop skills and achieve career aspirations. Internal and external training is complimented by several internal programs which ensure that employees with diverse backgrounds and perspectives participate in enterprise project challenges, engage in company strategic efforts and receive training as well as professional coaching.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all directors, officers, and employees that sets forth basic principles to guide their day‑to‑day activities. The Code of Conduct sets forth Envestnet’s firm commitment to equal opportunity for employees in all aspects of employment and intolerance of any illegal discrimination or harassment of any kind. Envestnet is also committed to fostering a work environment in which all individuals are treated with respect and dignity and prohibits, among other things, any act which may create a dangerous situation. The Code of Conduct also addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws and the Foreign Corrupt Practices Act of 1977, and reporting illegal or unethical behavior. The Board reviews the Code of Conduct on an annual basis and makes changes as appropriate.
Whistleblower Policy
Our employees, officers, directors and temporary/contract employees have an obligation to report any conduct that may be unethical, illegal or otherwise inconsistent with the Code of Conduct. As one method for reporting such conduct, the Code of Conduct sets forth the process by which employees, officers, directors and temporary/contract employees can confidentially and anonymously report concerns about conduct that may be illegal, unethical or otherwise inconsistent with the Code of Conduct, including regarding accounting, internal accounting control or auditing matters involving the Company. The Company handles such reports pursuant to the procedures outlined in its formal Whistleblower Policy. The Company will not retaliate against any employee, officer or director who makes a good faith report or assists in the investigation of a report. Envestnet communicates the Whistleblower Policy to employees in a number of ways, including in its annual employee training. The Board reviews the Whistleblower Policy on an annual basis and makes changes as appropriate.

The Board’s Oversight of Risk
Envestnet’s policies and procedures relating to risk assessment and risk management are overseen by our Board. The Board takes an enterprise‑wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The Board annually approves our business plan, giving consideration to risk management. The involvement of the Board in setting our business strategy is a key part of its assessment of management’s risk tolerance and also its determination of what constitutes an appropriate level of risk for our Company. Each committee of the Board oversees certain risks and the management of such risks. The entire Board is regularly informed through committee reports and management presentations about such risks. Any risks that may arise related to ESG matters are overseen by our Board.
The Audit Committee of the Board reviews our policies and practices with respect to risk assessment and risk management and discusses with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures.
The Compensation Committee assesses our executive compensation programs to ascertain any potential material risks that may be created by the compensation program.
In conducting this assessment, the Compensation Committee focuses on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs; and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.
The Compensation Committee considered the findings of this assessment of compensation policies and practices and determined that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy. The Company’s policies and practices are not structured to encourage executives to take unnecessary or excessive risks, and therefore do not create risks reasonably likely to have a material adverse effect on our Company.
The Nominating and Governance Committee manages risks associated with general corporate governance and succession planning.
The Compliance and Information Security Committee reviews potential risk related to regulatory compliance requirements and reviews and assesses our regulatory compliance programs. The Compliance and Information Security Committee also reviews potential risk related to our information technology systems, including cybersecurity risk, and reviews and assesses our information technology security framework.

Director Self-Evaluations
The Board and each committee of the Board conduct a formal annual self‑evaluation to assess the business skills, experience, and background represented on the Board and to determine whether the Board and its committees are functioning effectively. During the year, the Nominating and Governance Committee receives input on the Board’s performance from directors and discusses the input with the full Board and oversees the self-evaluation process. The self‑evaluation focuses on whether the Board is operating effectively and on areas in which the Board or management believes that the Board or any of its committees could improve. The self-evaluation may be in the form of written or oral questionnaires or interviews and may be conducted by a third party. Each year the Nominating and Governance Committee discusses and considers the appropriate approach and approves the form of the self-evaluation.
The results of the self-evaluation are reviewed by the Nominating and Governance Committee and summarized for the full Board. Any recommendations for improvement are reviewed by the full Board and appropriate plans are initiated by the Board to address such recommendations.

Director Nominations
In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. When reviewing candidates’ qualifications, the Nominating and Governance Committee considers the relevance of their experience and background as well as their independence, judgment, understanding of our business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board and our Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board, which will decide whether to nominate the person for election to the Board. Elections typically occur at our annual meeting but, upon the recommendation of the Nominating and Governance Committee, the Board may approve additions to the Board between annual meetings.
The Board believes that it is important that the Board members represent a diverse mix of viewpoints. The Nominating and Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. In evaluating the suitability of individual Board members, the Board and the Nominating and Governance Committee take into account numerous factors such as the individual’s general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company; performance as a member of the Board; understanding of the Company’s business; education and professional background, including current employment and other Board memberships; reputation for integrity; gender; race; ethnicity; age; and any other factors they consider to be relevant. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best advance the success of the Company’s business, and represent shareholder interests through the exercise of sound judgment, using its diversity of knowledge, experience, skills, viewpoints and backgrounds. Any search firm engaged to assist the Board or the Nominating and Governance Committee in identifying candidates for appointment to the Board is specifically directed to include candidates that are diverse in terms of gender, race, ethnicity, age and experience, and the Nominating and Governance Committee specifically discusses these factors in considering candidates. In determining whether to recommend a director for re‑election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In connection with its self‑evaluation described above under “Director Self-Evaluations,” the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Company’s Corporate Governance Guidelines. See each nominee’s and director’s biography appearing later in this proxy statement for a description of the specific experiences that each such individual brings to our Board.

Shareholder Recommendations and Nominations of Director Candidates
The Nominating and Governance Committee will consider a shareholder’s recommendation for directors by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources, but the Nominating and Governance Committee has no obligation to recommend such candidates for nomination by the Board. To have a director recommendation evaluated by the Nominating and Governance Committee, a shareholder should provide timely notice of its recommendation with the biographical and background materials set forth in Section 5.2 of our by-laws related to director nominations. Shareholder recommendations for directors should be mailed to: Corporate Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Section 5.2 of our by‑laws, which requires, among other things, notice not more than 120 days nor less than 90 days in advance of the anniversary of the date of the proxy statement provided in connection with the previous year’s annual meeting of shareholders. For more information, see the section entitled “Shareholder Proposals for 2022 Annual Meeting.”

Related Party Transaction Policies and Procedures
Our Board has adopted a written Related Party transactions policy. This policy applies to any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are, or will be a participant, the amount involved exceeds $120,000 annually and in which any director, officer, 5% or greater shareholder or certain other related parties or entities (each, a “Related Party”), has a direct or indirect material interest. We refer to these transactions as “Related Party Transactions.” Under the policy, the Audit Committee considers all of the relevant facts and circumstances in determining whether to approve a Related Party Transaction, including:
•The benefits to us of the proposed Related Party Transaction;
•The impact on a director’s independence in the event the Related Party is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer;
•The creation of an actual or apparent conflict of interest;
•The availability of other sources for comparable products or services;
•The terms of the proposed Related Party Transaction;
•The Related Party’s interest in the transaction; and
•The terms available to unrelated third parties or to employees generally.
The Audit Committee will approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders, as the Audit Committee determines in good faith.
The following types of transactions do not require approval or ratification under this policy:
•Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;
•Transactions in which the Related Party’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;
•Transactions in which the Related Party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;
•Transactions in which the Related Party’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not‑for‑profit organization or charity that receives donations from us;
•Compensation arrangements of any executive officer (other than an individual who is an immediate family member of a Related Party) that have been approved by the Compensation Committee of our Board and that are reported in our annual meeting proxy statement or would be reported if the executive officer were a named executive officer; and
•Director compensation arrangements that have been approved by our Board and that are reported in our annual meeting proxy statement.

Related Party Transactions
In late 2020, Yodlee entered into a master services agreement with BrightUp Wealth (formerly known as Upward Wealth), a company wholly-owned by Valerie Mosley, one of our directors, to provide financial data aggregation, account and deposit verification and related services. BrightUp Wealth is a newly formed company which intends to provide financial advice to historically underserved markets, including low income and minority investors. The agreement provides for an annual program fee of $25,000. While no annual program fees were paid in 2020, Yodlee has accrued $685 of program fees in 2020. In addition, in 2020, Yodlee waived initial design and implementation fees of approximately $200,000 to support the company’s efforts to serve historically underserved markets. The ongoing program fees are on terms that are the same as those available to unrelated third parties. The terms of the agreement were reviewed and approved by our Audit Committee under the procedures described above under “—Related Party Transaction Policy and Procedures.”
Except as set forth above, we have had no Related Party Transactions since January 1, 2020.

Indemnification of Directors and Executive Officers
We have entered into agreements to indemnify our directors and certain of our officers in addition to the right to indemnification provided to such persons in our certificate of incorporation and by‑laws. These agreements will, among other things, require us to indemnify these individuals to the fullest extent permitted under Delaware law, including for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by any such person as a director or officer of our Company or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise if any such person serves in such capacity at our request. We also intend to enter into indemnification agreements with our future directors and executive officers.

Delinquent Section 16(a) Reports
Our officers (as that term is defined under Section 16 of the Exchange Act), directors and 10% beneficial owners are subject to the reporting requirements of Section 16 of the Exchange Act. Except as disclosed in the next sentence, we believe that all such officers, directors and 10% beneficial owners complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2020. Due to an administrative error, (1) Messrs. Mayer and DePina were each late in filing a Form 4 to report our withholding of shares of common stock to satisfy their tax withholding obligations in connection with a vesting of restricted stock units, (2) Mr. Mayer was late in filing an additional Form 4 reporting the exercise of an employee stock option and (3) Mr. Crager was late in filing one Form 4 reporting the exercise of an employee stock option.

DIRECTOR COMPENSATION
Our non-employee directors receive an annual retainer of $190,000. Directors receive $50,000 of the annual retainer in cash and the remaining $140,000 in restricted stock units. The non-employee members of the Board are also entitled to the following additional annual retainers: $75,000 for the Chairperson of the Board; $30,000 for the Vice Chair of the Board, if applicable; $25,000 for the Chair of the Audit Committee; $20,000 for the Chairs of the other committees; and $10,000 for all non-Chair committee members for each committee on which they serve. The former lead independent director received an additional annual retainer of $30,000 for his service as lead independent director in 2020. Any such additional annual retainer amounts paid to a director for serving on a committee as a Chair or as a member are paid 25% in cash and 75% in restricted stock units.
Anil Arora stepped down as Vice Chairperson of Envestnet and Chief Executive of Envestnet | Yodlee effective March 1, 2019 and continues to serve as a director on our Board. Mr. Arora became entitled to compensation as a non-employee director beginning April 1, 2020.
Cash amounts paid to directors are paid quarterly with respect to the pro rata portion of fees earned during that quarter. Equity amounts paid to directors are granted once a year no later than March 31st for the amounts earned during the previous year. With respect to equity awards granted in 2020, restricted stock units fully vest on the first anniversary of the grant.
In addition, all non-employee directors who join the Board receive an initial equity grant of $100,000 of restricted stock units.
All equity grants to our non‑employee directors are made pursuant to our 2010 Long‑Term Incentive Plan.
We also reimburse all of our directors for their reasonable expenses incurred in attending meetings of our Board or committees.

Stock Ownership Guidelines - Non-employee Directors
To align the interests of the non-employee members of our Board with the long-term interests of our shareholders, all non-employee directors must maintain an ownership level in our common stock equal to or greater than $300,000. Directors have four years to come into compliance with the ownership guidelines.

Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors in 2020. Mr. Crager, our CEO, receives no additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(*)	Total ($)
Luis Aguilar	60,750	164,018	224,768
Anil Arora	44,375	100,011	144,386
Ross Chapin	69,750	190,738	260,488
Gayle Crowell	64,375	178,963	243,338
James Fox	81,563	183,265	264,828
Valerie Mosley	59,250	163,263	222,513
Charles Roame	36,625	183,794	220,419
Gregory Smith	68,750	189,606	258,356

*Restricted stock unit awards were granted on February 28, 2020 with a fair market value of $75.48 per share. The amounts reported represent the aggregate grant date fair value during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC 718”). Under ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award.

Outstanding Equity Awards
As of December 31, 2020, the following equity awards were outstanding for each non-employee director in 2020:

Luis Aguilar	1,745	options
	2,173	restricted stock units
Anil Arora (1)	20,000	options
	5,490	restricted stock units
Ross Chapin	30,517	options
	2,527	restricted stock units
Gayle Crowell	1,745	options
	2,371	restricted stock units
James Fox	8,082	options
	2,428	restricted stock units
Valerie Mosley	—	options
	2,614	restricted stock units
Charles Roame	—	options
	—	restricted stock units
Gregory Smith	8,038	options
	2,512	restricted stock units
(1) Includes 20,000 options and 4,496 performance stock units (“PSUs”) that were awarded to Mr. Arora in his former role as Chief Executive, Envestnet | Yodlee. For the PSUs, vesting is subject to satisfaction of performance goals during a three-year performance period. The performance goals are based on four equally weighted metrics (revenue growth, adjusted EBITDA growth, adjusted EPS growth and relative TSR compared to Russell 2000 Index Constituents). The final number of shares earned under the grant, if any, will vary based on the degree of achievement on each metric. The maximum number of PSUs that can be earned will be 150% of the target award. The PSUs will cliff vest on the three-year anniversary of the date of grant of July 31, 2018.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
General
Our Board is divided into three classes with the terms of office of each class ending in successive years. Our by‑laws provide for a minimum of 5 and a maximum of 11 directors and empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next annual meeting.
Following the recommendation of the Nominating and Governance Committee, our Board has nominated Valerie Mosley and Gregory Smith to each serve a three-year term to expire at the annual meeting in 2024 and until their successor is duly elected and qualified or until their earlier resignation, removal, death or incapacity. Each nominee is currently serving as a director of Envestnet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF ENVESTNET.
If any director nominee is unable to serve, the individuals named as proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why any nominee may be unable to serve as a director. If any director resigns, dies, or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting of shareholders.
Set forth below is information with respect to the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for election for a term expiring in 2024 (Class I)

Valerie Mosley
Ms. Mosley, age 61, has served as a member of our Board since October 2018. Ms. Mosley is CEO of Valmo Ventures, a company that creates, collaborates, and invests in companies, assets, and efforts that have significant potential to grow, profit and add value to society. Ms. Mosley was Senior Vice President, Partner, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP, a $1.2 trillion global money management firm. Ms. Mosley also chaired the firm’s Industry Strategy Group, which took a long-term perspective to identify trends, headwinds, and tailwinds impacting various industries. As a member of several investment strategy groups, Ms. Mosley helped establish investment parameters to which team portfolio managers adhered. Ms. Mosley serves as a board member at Groupon, Inc., DraftKings, and Eaton Vance Funds. Ms. Mosley received her MBA from the University of Pennsylvania and an undergraduate degree from Duke University.

Ms. Mosley’s qualifications to serve on the Board include her experience in the wealth management business.

Gregory Smith
Mr. Smith, age 57, has served as a member of our Board since February 2015. Mr. Smith currently is an Executive‑in‑Residence and Lecturer at the University of Wisconsin‑Milwaukee’s Lubar School of Business. He was Managing Partner of Barnett Management Advisors, LLC from 2012 until 2020. Prior to joining the University of Wisconsin‑Milwaukee, Mr. Smith served as Senior Vice President and Chief Financial Officer of the Marshall & Ilsley Corporation and M&I Bank from 2006 until the company’s sale to BMO Harris Bank in 2011. Prior to joining Marshall & Ilsley, Mr. Smith held progressively senior roles during a 16-year Wall Street investment banking career, including six years as a Managing Director. He is currently a Director and Vice Chairman of the Church Mutual Holding Company, Inc. (f/k/a the Church Mutual Insurance Company). He also served as a Director of its subsidiary, CM Vantage Specialty Insurance Company until the formation of the holding company in 2020. He is also a board member of the University School of Milwaukee and the Milwaukee Symphony Orchestra. He served as a Trustee of the Milwaukee County Pension Fund in 2014 and 2015. Mr. Smith is an honors graduate of both Princeton University, where he received an undergraduate degree, and The University of Chicago where he received an MBA. More recently, he has been recognized as a Board Leadership Fellow by the National Association of Corporate Directors.

Mr. Smith’s qualifications to serve on our Board include his extensive experience in accounting, liquidity, budgeting and forecasting, treasury, capital management, tax and mergers and acquisitions.

Directors whose terms of office will continue after this meeting

Directors whose terms expire in 2022 (Class III)
Anil Arora	Mr. Arora, age 60, has served as a member of our Board since November 2015. He served as Vice Chairperson of our Company, and Chief Executive of Envestnet | Yodlee from November 2015 until February 2019. He previously served as President and Chief Executive Officer and a director of Yodlee, Inc. since February 2000. Mr. Arora served as the Chairperson of the board of directors of Yodlee, Inc. from March 2014 through November 2015. Prior to joining Yodlee, from June 1998 to February 2000, Mr. Arora served in various positions with Gateway, Inc., a computer hardware manufacturer which was acquired by Acer Inc. in October 2007, most recently as Senior Vice President, Gateway Internet and prior to that as Chief Marketing Officer with global responsibility for Gateway. From April 1995 to May 1998, Mr. Arora served in various positions for The Pillsbury Company, a subsidiary of General Mills, Inc. a manufacturer and marketer of branded consumer foods, including as Vice President, strategy and marketing for North America and vice president, general manager for Progresso. From June 1984 to April 1995, Mr. Arora served in various brand management and corporate strategy and operations roles for Kraft Foods Group, Inc., a manufacturer and marketer of leading branded consumer foods. Mr. Arora currently serves on the board of directors of Conagra Brands, Inc., a manufacturer of food products. Mr. Arora holds a MBA from the University of Michigan and an undergraduate degree in business administration from Rockford College.

Mr. Arora’s qualifications to serve on our Board include his experience in the technology industry and the operational insight and expertise he accumulated as President and Chief Executive Officer of Yodlee, Inc.

William Crager
Mr. Crager, age 57, serves as our Chief Executive Officer and has served as a member of our Board since March 2020. Previously, Mr. Crager served as our Interim Chief Executive Officer between October 2019 and March 2020, Chief Executive of Envestnet Wealth Solutions since January 2019, and President of Envestnet since 2002. Prior to joining us, Mr. Crager served as Managing Director of Marketing and Client Services at Rittenhouse Financial Services, Inc., an investment management firm affiliated with Nuveen Investments. Mr. Crager received an MA from Boston University and a BA from Fairfield University, with a dual major in economics and English.

Mr. Crager’s qualifications to serve on our Board include his extensive familiarity with the financial services industry acquired through his 20 years with the Company and his prior work experience.

Gayle Crowell	Ms. Crowell, age 70, has served as a member of our Board since March 2016. She served as a member of the Yodlee, Inc. board of directors from July 2002 until November 19, 2015, when Yodlee, Inc. was acquired by the Company, and as lead independent director of Yodlee, Inc. between March 2014 and November 2015. Ms. Crowell served as an operational business consultant for Warburg Pincus LLC, a private equity firm, from June 2001 to January 2019. From January 2000 to June 2001, Ms. Crowell served as president of Epiphany, Inc., a developer of customer relationship management software which was acquired by SSA Global Technologies, Inc. in September 2005. Ms. Crowell currently serves on the boards of directors of Pliant Therapeutics, a biotechnology company developing therapies for fibrotic diseases and Hercules Capital, a specialty finance company. Ms. Crowell received an undergraduate degree in education from the University of Nevada at Reno.

Ms. Crowell’s qualifications to serve on our Board include her experience as a senior executive and in the technology industry.

Directors whose term expire in 2023 (Class II)

Luis Aguilar	Mr. Aguilar, age 67, has served as a member of our Board since March 2016. Mr. Aguilar was a Commissioner at the U.S. Securities and Exchange Commission from July 2008 through December 2015. Prior to his appointment as an SEC Commissioner, Mr. Aguilar was a partner with the international law firm of McKenna Long & Aldridge, LLP (subsequently merged with Dentons US LLP), specializing in corporate and securities law. Mr. Aguilar’s previous experience includes serving as the general counsel, head of compliance, Executive Vice President and Corporate Secretary of Invesco, Inc. with responsibility for all legal and compliance matters regarding Invesco Institutional. While at Invesco, he was also Managing Director for Latin America and president of one of Invesco’s broker-dealers. His career also includes tenure as a partner at several prominent national law firms: Alston & Bird LLP; Kilpatrick Townsend & Stockton LLP; and Powell Goldstein Frazer & Murphy LLP (subsequently merged with Bryan Cave LLP). He began his legal career as an attorney at the U.S. Securities and Exchange Commission.

Mr. Aguilar represented the Commission as its liaison to both the North American Securities Administrators Association and to the Council of Securities Regulators of the Americas. He also served as the sponsor of the SEC’s first Investor Advisory Committee.

Mr. Aguilar serves as a director of Donnelley Financial Solutions, Inc. He has been a principal in Falcon Cyber Investments, a firm focused on cybersecurity. He was a director of MiMedx Group, Inc. from March 17, 2017 through September 19, 2019.

Mr. Aguilar is a graduate of the University of Georgia School of Law, and also received a master of laws degree in taxation from Emory University. He had earlier earned an undergraduate degree from Georgia Southern University.

Mr. Aguilar’s qualifications to serve on our Board include his experience as an SEC Commissioner and his extensive experience in corporate, securities and compliance matters, especially as they apply to investment advisers, investment companies and broker-dealers.

Ross Chapin	Mr. Chapin, age 68, has served as a member of our Board since 2001. In October 2018, Mr. Chapin retired as a Managing Director of Parametric Portfolio Associates LLC, a provider of structured portfolio management, which he joined as a senior executive in October 2005. Prior to Parametric, Mr. Chapin co‑founded Orca Bay Partners, a private equity firm, in 1998. Mr. Chapin received an MBA from Columbia University in finance and accounting and has an undergraduate degree from Denison University.

Mr. Chapin qualifications to serve on our Board include his broad knowledge of the financial services industry and financial products acquired through his experience at Parametric. In addition, the Board benefits from Mr. Chapin’s experience with a broad range of companies and industries acquired as a result of the review and analysis of investments by Orca Bay Partners and his education in finance and accounting.

James Fox
Mr. Fox, age 69, has served as a member of our Board since February 2015 and Chairperson of the Board since March 2020. Mr. Fox most recently retired as Non-Executive Chairman of FundQuest, Inc., upon its acquisition by the Company, effective December 2011 after serving in that role since September 2010 and, prior to that, as President and Chief Executive Officer starting in October 2005. Mr. Fox has over 30 years of senior executive experience with the BISYS Group, Inc., First Data Corporation, eOne Global, and PFPC. He serves as a director of Madison CF (UK) Limited, The Ultimus Group LLC and Yukon YC Holdings LLC. He also served as a director of Brinker Capital Holdings, Inc. from July 2015 until September 2020.

Mr. Fox participated in the Advanced Management Program at the Wharton School of the University of Pennsylvania. He earned his MBA in Finance from Suffolk University and his undergraduate degree in economics from the State University of New York.

Mr. Fox’s qualifications to serve on our Board include his extensive experience in the financial services industry, financial reporting, and his knowledge gained from service on the boards of various other companies.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Management
The following table sets forth, as of March 15, 2021, the beneficial ownership of our common stock by our current directors, our Named Executive Officers (as defined in “Executive Compensation - Compensation Discussion and Analysis”) and our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the common stock under the column “Shares Held.”

Name	Shares Held	Options Exercisable within 60 Days (1)	Unvested RSUs Vesting within 60 Days	Total Beneficial Ownership	Beneficial Ownership Percentages
William Crager (2) (3)	256,141	64,179	—	320,320	*
Peter D’Arrigo	82,139	45,130	—	127,269	*
Stuart DePina	69,046	1,565	—	70,611	*
Shelly O’Brien	31,065	8,931	—	39,996	*
Josh Mayer	17,178	25,667	—	42,845	*
Luis Aguilar	13,983	1,745	—	15,728	*
Anil Arora (4)	23,956	20,000	—	43,956	*
Ross Chapin	51,903	28,469	—	80,372	*
Gayle Crowell (5)	7,528	1,745	—	9,273	*
James Fox	19,064	8,082	—	27,146	*
Valerie Mosley	6,749	—	—	6,749	*
Gregory Smith	20,898	8,038	—	28,936	*
All Directors and Executive Officers as a Group	582,472	187,884	—	770,356	1.41%
*Denotes beneficial ownership of less than one percent. Beneficial ownership percentages are based on 54,410,905 shares of our common stock outstanding as of March 15, 2021.
(1)Includes options vested and exercisable within 60 days of March 15, 2021.
(2)Includes 100 shares indirectly held by Mr. Crager’s wife.
(3)Includes 100,000 shares held as security in a margin account.
(4)Includes 272 shares held by two trusts in which Mr. Arora is a trustee.
(5)Includes 3,852 shares held by a trust in which Ms. Crowell is a trustee and beneficial owner.

Security Ownership of Certain Beneficial Owners
The following table sets forth, as of March 15, 2021, all persons we know to be direct or indirect owners of more than 5% of our common stock based on reports filed with the SEC by each of the firms listed in the table below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class*
BlackRock Inc. (1)	6,406,399	11.8%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (2)	4,858,535	8.9%
100 Vanguard Blvd.
Malvern, PA 19355
JPMorgan Chase & Co. (3)	3,316,588	6.1%
383 Madison Avenue
New York, NY 10179
* Beneficial ownership percentages are based on 54,410,905 shares of our common stock outstanding as of March 15, 2021.
(1)Based on Amendment #5 to Schedule 13G filed by BlackRock, Inc. (“Blackrock”) on February 8, 2021. BlackRock reported sole voting power with respect to 6,349,384 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,406,399 shares and shared dispositive power with respect to 0 shares.
(2)Based on Amendment #6 to Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021. Vanguard reported sole voting power with respect to 0 shares, shared voting power with respect to 123,433 shares, sole dispositive power with respect to 4,691,009 shares and shared dispositive power with respect to 167,526 shares.
(3)Based on Schedule 13G filed by JPMorgan Chase & Co. (“JPMorgan”) on January 11, 2021. JPMorgan reported sole voting power with respect to 2,965,150 shares, shared voting power with respect to 78,606 shares, sole dispositive power with respect to 3,235,397 shares and shared dispositive power with respect to 65,871 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)
This section describes the compensation program for the 2020 Named Executive Officers (“NEOs”) and the compensation decisions implemented by the Compensation Committee for fiscal year 2020. The NEOs for 2020 are:
Named Executive Officers for 2020

Name	Title
William Crager	Chief Executive Officer
Peter D’Arrigo	Chief Financial Officer
Stuart DePina	President
Shelly O’Brien	Chief Legal Officer, General Counsel and Corporate Secretary
Joshua Mayer	Chief Operating Officer

Highlights of 2020 and Long-Term Performance
Overall Envestnet achieved strong performance in 2020 demonstrated by growth in revenue of 11%. GAAP net loss was $2.6 million and GAAP net loss per diluted share was $0.06. Adjusted EBITDA and adjusted net income per diluted share (“adjusted EPS”) grew at 26% and 20%, respectively. These results improved from 2019 due to revenue growth and favorable operating expenses. Revenue, adjusted EBITDA and adjusted EPS are important value drivers for our business as we look to grow while maintaining profitability.

Financial Performance 2020 versus 2019
Adjusted EBITDA and adjusted net income per diluted share are non-GAAP measures. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.

Strategic Accomplishments
•Managed historic account and trades volumes, completing 15 million service tasks, executing 76 million individual trade orders.
•Added more than 1.5 million accounts (+12%), more than 4,500 advisors (+4%), and more than $800 billion in assets (+21%) to the wealth platform.
•Adjusted EBITDA increased 26% as the Company revised spending plans in anticipation of a challenging market, and as operating expenses naturally declined in areas like travel and marketing due to COVID-19.
•Expanded usage of asset-based solutions.
•Signed and onboarded new enterprise customers.

Five Year Performance
In 2020, we continued to build on our proven record of innovation and growth. We experienced robust revenue growth and increased our market share in the growing advisor marketplace, which based on data from Cerulli Associates, included $22.7 trillion in advisor directed assets in 2019. We currently serve roughly one in three advisors, including 40% of large RIAs (those with over $1 billion in assets under management).

Envestnet’s 2020 performance continues to demonstrate our ability to build sustained core growth across all our key metrics and to achieve our long-term strategic goals. Additionally, our cumulative total shareholder return (“TSR”) for the last five years was 170.8% and has exceeded that of the Russell 2000 Index which for the last five years was 73.9%.
While our GAAP net income (loss) varied from year-to-year, our non-GAAP performance, which adjusts primarily for non-cash and non-recurring expenses, was strong and continued to improve, as illustrated below.

	2015 ($)	2016 ($)	2017 ($)	2018 ($)	2019 ($)	2020 ($)
GAAP Net Income (Loss) in Thousands	4.4	(55.6)	(3.3)	4.0	(17.2)	(2.6)
GAAP Net Income (Loss) per Share attributable to Envestnet	0.12	(1.30)	(0.08)	0.12	(0.33)	(0.06)

Adjusted EBITDA and adjusted net income per diluted share are non-GAAP measures. Please see Appendix A for a discussion and reconciliation to the most directly comparable GAAP measure.

Shareholder Engagement and 2020 Say-on-Pay Vote
Envestnet’s current executive compensation program reflects a comprehensive evaluation by the Compensation Committee and management and includes the feedback and perspectives of shareholders. In 2020, Envestnet’s compensation program received support from approximately 98% of votes cast. Due to continued strong support, we maintained our existing executive compensation program in response to this vote. Envestnet has continued to regularly solicit feedback from shareholders regarding our executive compensation program.
In the last year, we contacted shareholders representing approximately 91% of our outstanding shares and received feedback from shareholders representing approximately 20% of our outstanding shares. Each discussion with our shareholders was interactive and constructive. We also engaged with proxy advisory firms to gain insight into their views on our executive compensation programs. Our Committee and management will continue to reach out to our shareholders on an annual basis.
Discussions in 2020 and 2021 continue to indicate that shareholders are generally supportive of our current approach to executive compensation. Shareholders expressed a range of views on potential performance metrics, although there is widespread support for the current metrics. The Committee will continue to keep this, and all aspects of the program under review.
The Compensation Committee is committed to engaging with shareholders on executive compensation and making changes that are directly responsive to shareholder feedback and that enhance alignment of our executive compensation program with the Envestnet business strategy.

Envestnet’s Compensation Philosophy and Guiding Principles
Our Company strives to represent a diverse and inclusive environment as we believe it creates a culture that attracts and motivates employees to operate at their highest level. We provide employees with competitive, performance-based compensation that encourages the achievement of results that create long-term shareholder value. Our total rewards practices are aligned with the market, consistent with our risk profile and reflective of solid governance practices. The following principles are the basis for our executive compensation program and align pay with performance and shareholder interests:
•Compensation is based on clearly articulated goals and results.
•We reward performance consistent with our long-term business strategy and aligned with long-term shareholder value creation.

Envestnet’s Executive Compensation Program
As noted, our guiding principles form the basis for our executive compensation program which is structured as follows.

Compensation Component	Type	When	2020 Performance Measures	Link to Strategy and Performance
Base Salary	Fixed Cash	Annual	Reviewed annually for potential adjustments based on factors such as market competitiveness, individual performance and scope of responsibility	Competitive cash compensation that attracts high-caliber executives to lead our Company
Annual Incentive Program (“AIP”)	Variable Cash	Annual
Based on achievements with respect to the Company’s financial goals and individual performance against the Company’s strategic objectives
•Revenue growth (35%)
•Adjusted EBITDA growth (20%)
•Adjusted EPS growth (20%)
•Individual/Team contribution (25%)

•Designed to motivate our executives to attain short-term performance goals that are linked to our long-term financial and strategic performance objectives
•Minimum Threshold is 40%
•Maximum Value is 150%
•Subject to Clawback Policy

Long-term Incentive 50% Performance Stock Units	Variable Equity	3-Year Period with Cliff Vesting
Value reflects Company’s stock price performance and for awards made in 2020 is based on achievements with respect to the Company’s financial goals over three years
•Revenue growth (25%)
•Adjusted EBITDA growth (25%)
•Adjusted EPS growth (25%)
•Relative TSR (25%)

•Aligns executives’ interests with achieving critical long-term financial goals of the Company
•Further aligns executives with shareholder interests through share price appreciation
•Subject to Clawback Policy

Long-term Incentive 50% Restricted Stock Units	Variable Equity	3-Year Time Vesting
Value reflects Company’s stock performance
•Awards vest over three years with one-third (1/3) vesting on the anniversary of the grant and one-twelfth (1/12) vesting on each three-month anniversary for the following two years

•Aligns executives’ interests with those of our shareholders
•Indirectly pays for performance achieved though creativity, the capitalization of unique opportunities and business initiatives that contribute to stock price appreciation
•Subject to Clawback Policy

The Compensation Committee reviews a number of factors when establishing target total compensation for executives including, but not limited to, market data, tenure in position, experience, performance and internal pay equity.

The performance metrics used in our incentive plans have been selected given their clear alignment with our strategic priorities.

Metric	Why It Matters
Revenue	An important measure of top-line results and our ability to grow our customer base and/or relationships.
Adjusted EBITDA	An important measure of bottom-line results, our ability to increase profitability and our ability to reinvest and generate future returns for shareholders.
Adjusted EPS
Mitigates the risk of growing either revenue or adjusted EBITDA solely through acquisitions that might otherwise be dilutive on a per-share basis; this is also a key metric used by our investors and is indicative of our overall profitability.

Individual/Team Performance	Enables an assessment of qualitative and quantitative contributions at the individual and team level that are not directly relevant at an enterprise-wide level and/or captured in our financials; these outcomes have a direct impact on our current and future economic results and the success of our organization.
Relative TSR	Demonstrates our ability to deliver superior returns to our shareholders.

Envestnet’s Executive Compensation Mix
Our executive compensation program emphasizes at-risk variable pay, with the majority delivered in the form of Envestnet equity. The following charts show the target executive pay mix based on base salary effective April 2020 (CEO) or February 2020 (other NEOs), target bonus and target equity values for 2020 granted in early 2021.

(1) Comprises Mr. D’Arrigo, Mr. DePina, Ms. O’Brien and Mr. Mayer.

What We Do and What We Don’t Do
Our Compensation Committee believes that our compensation practices are key to furthering our compensation principles and ensuring sound governance practices.

What We Do	What We Don’t Do
•Pay for performance by basing a substantial part of NEO compensation on Company and individual performance, including performance stock units
•Deliver the majority of NEOs’ pay in the form of equity-based compensation
•Require meaningful stock ownership (as a multiple of base salary) for NEOs
•Retain an independent compensation consultant
•Maintain a Clawback Policy on incentive awards
•Conduct annual outreach with investors on matters including executive compensation and governance
•Conduct an annual say-on-pay advisory vote

•No single trigger vesting of equity awards following a change in-control
•No excise-tax “gross-ups”
•No Supplemental Executive Retirement Plan
•No option re-pricing without prior shareholder approval
•No excessive perquisites
•No hedging of Company’s securities by employees

Role of Compensation Committee and Management
The Compensation Committee has the responsibility to oversee and approve executive compensation programs at Envestnet. At the beginning of each year, the Compensation Committee approves the components of compensation for the NEOs, the individual performance goals for the Chief Executive Officer (“CEO”) and sets the performance goals for any related compensation programs.
At the end of the year, the Compensation Committee conducts an in-depth review of overall Company results and the CEO’s performance relative to the identified goals. The CEO provides an overview of the performance of each of the other NEOs to the Compensation Committee and presents his compensation recommendations. The Compensation Committee exercises its discretion to make changes to any recommendations made by the CEO and approves all compensation decisions for the NEOs with the objective of ensuring that compensation delivered is aligned with the achieved performance results. Compensation decisions for the CEO are made by the Compensation Committee based on its assessment of Company results and his individual performance.
In 2020, the Compensation Committee again retained Willis Towers Watson to advise the Compensation Committee on matters including the compensation peer group, executive compensation levels and practices, and compensation risk used in the 2020 compensation decisions and executive compensation.

Peer Group
The Compensation Committee should have a full understanding of competitive practices with respect to both pay levels and pay design to inform decision making.
In identifying potential peers, the following criteria are considered:
•Listed companies in the application software industry that conduct business similar to Envestnet
•Companies with revenues and market capitalization within a reasonable range of Envestnet
•Companies that consider Envestnet a peer
•Companies considered peers of Envestnet by other third parties
Having established a list based on these criteria, judgment was applied as to the relevance of potential peers based on the extent to which they are perceived by Envestnet to be competitors for talent. As a result of the review, the following 16- company peer group that was approved in 2019 was unchanged for 2020:

Compensation Peer Group
ACI Worldwide, Inc.	Fair Isaac Corporation	RealPage, Inc.
AssetMark Financial Holdings, Inc.	Guidewire Software, Inc.	SEI Investments Co
Blucora, Inc.	MarketAxess Holdings Inc.	SS&C Technologies, Inc.
Bottomline Technologies Inc.	Morningstar, Inc.	Zendesk, Inc.
Cornerstone OnDemand, Inc.	MSCI Inc.
FactSet Research Systems Inc.	New Relic, Inc.

At the time of approval in 2019, Envestnet ranked at median on revenue and around the 20th percentile on market capitalization. Market data from this group, as well as broader contextual information, was taken into account in establishing any compensation changes for 2020 and 2021.

Compensation Decisions Made in 2021 for 2020 Performance
In the first quarter of each year, the Compensation Committee and management consider the performance for the prior fiscal year when determining annual cash bonuses as well as equity awards for the NEOs. The equity awards granted in the first quarter of each year are made for performance in the prior year and therefore the equity awards granted in 2021 are considered part of 2020 compensation.
Overall, Envestnet performance was strong in 2020 as reflected in our revenue and adjusted EBITDA performance which was above expectations relative to our long-term strategic plan, underpinned by the significant individual contributions by each of our NEOs. Incentive compensation decisions for 2020 are reflective of this strong corporate performance and significant individual contributions.
Based on this process, the Committee approved the following compensation decisions in 2021 for 2020 performance. The compensation amounts for 2020 performance set forth in this table are calculated differently than the 2020 compensation amounts reflected in the Summary Compensation Table, which is presented in accordance with SEC rules.

Specifically, the equity award amounts listed below for 2020 are the awards that were granted in March of 2021 based on 2020 performance, but the equity award amounts listed for 2020 in the Summary Compensation Table equal the fair value of the equity awards that were granted during 2020 to the NEOs in accordance with SEC rules. This table is not intended to replace the Summary Compensation Table information provided on page 35:

Name	2020 AIP and Bonus (Paid in 2021)	Number of RSUs Granted in 2021 (for 2020 performance)	Number of PSUs Granted in 2021 (for 2020 performance)	Total Number of Units (1)
William Crager	660,000	34,144	34,144	68,288
Peter D’Arrigo	450,000	12,804	12,804	25,608
Stuart DePina(2)	550,000	12,289	12,289	24,578
Shelly O’Brien	240,000	5,193	5,193	10,386
Joshua Mayer	225,000	4,268	4,268	8,536
(1)Grant date values: Mr. Crager $4,800,000; Mr. D’Arrigo $1,800,000; Mr. DePina $1,727,638; Ms. O’Brien $730,000; Mr. Mayer $600,000.
(2)In addition to the grants made in the table for Mr. DePina for his performance in 2020, Mr. DePina also received a grant of 8,536 RSUs as an additional retention grant as part of the consideration for his agreement to enter into a new employment agreement in July of 2019.
Base Salary. In 2020, Mr. Crager’s salary increased to $600,000 reflecting his appointment as CEO. The increases for other NEOs ranged from 4% - 25%. Salaries are based on several factors, the most significant of which was competitive market data for comparable roles. The Compensation Committee’s independent advisor, Willis Towers Watson, provides the committee with data from the compensation peer group as well as other contextual broader survey data to inform decision making. The changes approved reflect role expansions, market realignment and merit increases.
Annual Incentive Program. In 2018, the Compensation Committee approved an Annual Incentive Program (“AIP”) for NEOs and other executives to encourage achievement of our near-term objectives. The AIP rewards executives based on a combination of Company and individual goals. Company performance is measured based on revenue, adjusted EBITDA, and adjusted EPS. Individual and team performance assessment included achievement of strategic objectives, financial performance, and other goals specific to roles.
To determine payments made in 2021 for 2020 performance under the AIP, the Compensation Committee evaluated Company performance against the pre-established financial goals (as described below).
Company performance comprises 75% and individual/team performance comprises 25% under the AIP.

	Metric Weighting	Threshold ($)	Target ($)	Exceeds ($)	Maximum ($)	2020 Actual ($)	Payout by Metric
Revenue ($mil.)	35%	895.70	983.50 - 1,030.00	1,084.30	1,187.60	998.90	97%
Adjusted EBITDA ($mil.)	20%	195.70	215.50 - 225.00	237.60	260.02	242.90	125%
Adjusted EPS	20%	2.00	2.22 - 2.30	2.45	2.68	2.57	130%
Individual/Team Performance Evaluation	25%	Based on Individual Assessment
Payout as % of Target		40%-80%	80% - 110%	125%	150%
For each NEO, the Compensation Committee evaluated their individual and team performance against their respective pre-defined metrics. The performance percentage for such metric assigned to each executive resulted in the payments noted in the table below.

Based on 2020 Company performance and NEO accomplishments, the Compensation Committee approved the following AIP and bonus payments.

	Target AIP ($)	AIP Payout ($)	Payout as % of Target	Additional Payment ($)	Total AIP and Bonus Payment ($)
William Crager	600,000	660,000	110%	—	660,000
Peter D’Arrigo	405,015	450,000	111%	—	450,000
Stuart DePina	500,000	550,000	110%	—	550,000
Shelly O’Brien	218,996	240,000	110%	—	240,000
Joshua Mayer	210,000	225,000	108%	—	225,000

Equity Awards. Equity awards are granted annually to eligible employees, including NEOs, to recognize performance, to align equity participants with the interests of our shareholders and to retain top talent. Long-term equity incentive awards represent a significant portion of the NEO’s total compensation.
Equity awards are made in the form of PSUs and RSUs, under the Envestnet shareholder-approved plans.

Performance Stock Units (PSUs)	Account for 50% of the equity mix Vest subject to performance measured over three years
Awards made in 2020 subject to four equally weighted measures: revenue growth, adjusted EBITDA growth, adjusted EPS growth and relative TSR
Awards accrue dividends that are paid to the extent the award is earned
Awards subject to Clawback Policy
Revenue growth, adjusted EBITDA growth, and adjusted EPS growth were selected for the PSU program as they are important measures of top-line and bottom-line results. While some of the metrics overlap with the AIP, the PSUs are measured based on growth over a three-year period, focusing executives on sustained multi-year results, and requiring year-over-year growth in order to reach the target goals. Relative TSR was selected for its alignment with shareholder interests. No PSUs will be earned if achievement is below the threshold level. The following performance goals were approved for the 2019 PSUs granted in 2020:

Metric	Metric Weighting	Threshold	Target	Maximum
Revenue Growth*	25%	8%	14%	20%
Adjusted EBITDA Growth*	25%	10%	16%	22%
Adjusted EPS Growth*	25%	10%	16%	22%
Relative TSR compared to Russell 2000 Index Constituents	25%	35th Percentile	Median	75th Percentile
Payout as % of Target		50%	100%	150%
* Compound Annual Growth Rate

Restricted Stock Units (RSUs)	Account for 50% of the equity mix
Vest over three years, with one-third (1/3) vesting on the first anniversary of grant and one twelfth (1/12) vesting on each three-month anniversary for the following two years
Awards subject to Clawback Policy

The Committee approved the following awards in 2021 in respect of performance for 2020:

Name	Target Equity Value ($)	PSUs Awarded	Weight of PSUs	RSUs Awarded	Weight of RSUs
William Crager	4,800,000	34,144	50%	34,144	50%
Peter D’Arrigo	1,800,000	12,804	50%	12,804	50%
Stuart DePina (1)	1,727,638	12,289	50%	12,289	50%
Shelly O’Brien	730,000	5,193	50%	5,193	50%
Joshua Mayer	600,000	4,268	50%	4,268	50%
(1)In addition to the grants made in the table for Mr. DePina for his performance in 2020, Mr. DePina also received a grant of 8,536 RSUs as an additional retention grant as part of the consideration for his agreement to enter into a new employment agreement in July of 2019.

Incentive Changes for 2021
The Compensation Committee has approved changes to the metrics and weightings used in the AIP and PSU awards for 2021. These changes align our performance metrics with our communicated strategic priorities. The strong EBITDA generated in 2020 has, in part, enabled the acceleration of planned investments which in turn will significantly improve our ability to capitalize on top-line growth opportunities and enhance long-term value creation. The changes are as follows:

•Increasing the weight of revenue within the AIP from 35% to 45%, with corresponding reductions in the weights of adjusted EBITDA and adjusted EPS to 15% each.
•Increasing the weight of revenue, adjusted EPS and relative TSR for 2020 PSU awards from 25% to one-third, with the removal of adjusted EBITDA.
The changes will apply to the 2021 AIP and the 2020 PSUs granted in 2021. PSUs will continue to account for 50% of the equity mix in 2021.

Benefits and Perquisites
We provide the following benefits to our executives on the same basis as provided to all of our employees:
•Health, dental and vision insurance;
•Life insurance;
•Medical and dependent care flexible spending account;
•Short and long-term disability and accidental death and dismemberment insurance;
•A 401(k) plan, with company match; and
•A college scholarship plan for employees’ children.
We believe our benefits package is consistent with companies with which we compete for talent. For more information on our benefits package, see the section above entitled “Environmental, Social and Governance—Supporting Our Employees.”

Stock Ownership Guidelines - NEOs
The Company believes that requiring executive ownership in our common stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. The stock ownership guidelines for NEOs are as follows:
•CEO - equity in the Company worth 6x base salary
•All other NEOs - equity in the Company worth 3x base salary
These guidelines must be met within five years of becoming the CEO or other NEO and are reviewed annually by the Board.
NEOs are required to hold exercised option shares and other stock awards until ownership requirements are met. NEOs who fail to achieve these ownership levels will not be eligible to sell shares until they comply with the guidelines.
Shares owned directly by the NEO (including those held as a joint tenant or as tenant in common), RSUs (vested and unvested), shares owned in a self-directed IRA and certain shares owned or held for the benefit of a spouse or minor children are counted toward meeting the guidelines. Stock options (whether vested or unvested) and performance share awards are not counted toward meeting the ownership guidelines.

As of December 31, 2020, all NEOs were in compliance with these guidelines.

Envestnet, Inc. Clawback Policy
In January 2018, the Compensation Committee adopted the Envestnet, Inc. Clawback Policy (the “Clawback Policy”), which provides that in the event a “covered person” engages in fraud or other intentional misconduct that is materially related to a restatement of our financial statements or that results in material financial or reputational harm to the Company (a “clawback event”), the Compensation Committee would determine, in its discretion, whether any unsettled incentive awards held by the covered person would be forfeited or any previously settled incentive awards held by such person would be required to be repaid to the Company. For purposes of the Clawback Policy, a “covered person” is any person who is an “officer” (as that term is defined under Section 16 of the Exchange Act), as well as any other officer of the Company designated by the Compensation Committee. Covered persons that cease to be employed by the Company or are no longer “officers” under Section 16 of the Exchange Act continue to be subject to the Clawback Policy with respect to their covered awards, provided that the Compensation Committee has discretion to remove an individual’s designation as a covered person. The Clawback Policy applies to all incentive compensation (including cash bonuses and equity awards) from the Company that is awarded, earned, vested or settled during or after the fiscal year in which a clawback event occurs or is either outstanding during or has a performance period that relates to the fiscal year in which the clawback event occurs (“covered awards”). The entirety of covered awards is subject to forfeiture or recoupment, in the discretion of the Compensation Committee, under the Clawback Policy.

Impact of Tax Treatments on Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” (as defined by the Code) of the Company. On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which, among other things, eliminated the ability of companies to rely on the performance-based compensation exception to such deduction limitation under Code Section 162(m) and expanded the definition of covered employee. For 2018 and after, our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
The changes to Code Section 162(m) became effective for taxable years beginning after December 31, 2017. As a result, beginning in 2018, the Company is no longer able to take a deduction for any compensation paid to our NEOs covered employees in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017.
Because of the performance-based compensation exception repeal, amounts paid pursuant to a contract effective after November 2, 2017 will not be deductible as performance-based compensation, and the Compensation Committee will not need to consider the requirements of the performance-based compensation exception when considering the design of any such future contracts as part of our compensation program.
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

2020 Summary Compensation Table
The following table contains compensation information for our 2020 Named Executive Officers (“NEOs”). The information included in this table reflects compensation paid to our NEOs for services rendered to us.

				Equity Awards (1)
Name and Title	Year	Salary ($)	Bonus ($)(2)	Stock Units ($)(3)	Option Awards ($)	Non-Equity Incentive Comp ($)(4)	All Other Comp ($)(5)	Total ($)
William Crager Chief Executive Officer	2020	581,250	—	4,988,552	—	660,000	24,197	6,253,999
	2019	375,000	—	2,002,939	—	500,000	24,047	2,901,986
	2018	375,000	14,250	1,771,560	—	535,750	17,285	2,713,845
Peter D’Arrigo Chief Financial Officer	2020	398,347	—	1,870,727	—	450,000	21,046	2,740,120
	2019	325,000	—	1,088,763	—	310,000	20,361	1,744,124
	2018	325,000	—	981,599	—	375,000	19,104	1,700,703
Stuart DePina President	2020	498,348	—	2,231,621	—	550,000	161,890	3,441,859
	2019	480,000	10,000	5,915,411	—	453,989	142,101	7,001,501
Shelly O’Brien Chief Legal Officer, General Counsel and Corporate Secretary	2020	358,980	—	758,708	—	240,000	25,180	1,382,867

Joshua Mayer Chief Operating Officer	2020	348,662	—	727,487	—	225,000	20,969	1,322,119
	2019	333,193	—	451,949	—	210,000	20,810	1,015,952

(1)Amounts disclosed in the Equity Awards column relate to grants of restricted stock units, performance stock units (“PSUs”), and stock options in the identified year. With respect to each equity grant, the amounts disclosed reflect the full grant date fair value in accordance with ASC 718.
(2)Mr. Crager received a discretionary bonus payment for 2018 in the amount noted above in addition to the AIP amount for 2018. Mr. DePina received a bonus payment in 2019 in the amount noted above in addition to the AIP amount for 2019.
(3)Amounts shown in this column include the grant date fair values for PSUs at the target payout based on the probable outcome of the performance condition, determined as of the grant date, which for 2020 is for Mr. Crager $2,588,514; for Mr. D’Arrigo $970,703; for Mr. DePina $846,638; for Ms. O’Brien $393,687; and for Mr. Mayer $377,487. The maximum potential values of the 2020 PSUs is 150% of target. For 2020, the PSU maximum value at grant date fair value would be for Mr. Crager $3,882,771; for Mr. D’Arrigo $1,456,055; for Mr. DePina $1,269,957; for Ms. O’Brien $590,530; and for Mr. Mayer $566,230. Further information regarding the 2020 awards is included in tables below entitled “2020 Grants of Plan-Based Awards Table” and “2020 Outstanding Equity Awards at Fiscal Year-End.”
(4)Amounts paid under our AIP are disclosed in the Non-Equity Incentive Compensation column. Non-Equity Incentive Compensation payments are based on fiscal performance and are paid in the subsequent fiscal year, generally within the first two months (e.g., the amounts earned for 2020 were paid in February 2021). For more information, see “Executive Compensation - Compensation Decisions Made in 2021 for 2020 Performance - Annual Incentive Program.”
(5)For Mr. Crager, the amount disclosed for 2020 reflects a health-related stipend of $15,647 and matching contributions to his 401(k) account of $8,550 in 2020; $8,400 in 2019; and $8,250 in 2018. For Mr. D’Arrigo, the amount disclosed for 2020 reflects a health-related stipend of $8,596, a parking allowance of $3,900 and matching contributions to his 401(k) account of $8,550 in 2020; $8,400 in 2019; and $8,250 in 2018. For Mr. DePina, the amount disclosed for 2020 reflects a housing allowance of $140,000 for temporary housing in the San Francisco area, a health-related stipend of $13,340 and matching contributions to his 401(k) account of $8,550 in 2020 and $8,400 in 2019. For Ms. O’Brien, the amount disclosed for 2020 reflects health-related stipend of $12,730, a parking allowance of $3,900 and matching contributions to her 401(k) account of $8,550. For Mr. Mayer, the amount disclosed for 2020 reflects a health-related stipend of $12,419 and matching contributions to his 401(k) account of $8,550 in 2020; and $8,400 in 2019.

2020 Grants of Plan‑Based Awards Table
The following table contains information concerning grants of plan‑based awards made in 2020 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Fair Value of RSUs and PSUs on Grant Date ($/Share)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (Shares)	Target (Shares)	Maximum (Shares)
William Crager	2/28/2020	240,000	600,000	900,000	15,899	31,797	47,696	—	81.41	2,588,514
	2/28/2020	—	—	—	—	—	—	31,797	75.48	2,400,038
Peter D’Arrigo	2/28/2020	162,006	405,015	607,523	5,962	11,924	17,886	—	81.41	970,703
	2/28/2020	—	—	—	—	—	—	11,924	75.48	900,024
Stuart DePina	2/28/2020	200,006	500,016	750,024	5,200	10,400	15,600	—	81.41	846,638
	2/28/2020	—	—	—	—	—	—	18,349	75.48	1,384,983
Shelly O’Brien	2/28/2020	87,598	218,996	328,494	2,418	4,836	7,254	—	81.41	393,687
	2/28/2020							4,836	75.48	365,021
Joshua Mayer	2/28/2020	84,000	210,000	315,000	2,319	4,637	6,956	—	81.41	377,487
	2/28/2020	—	—	—	—	—	—	4,637	75.48	350,001

(1)On February 28, 2020, the Compensation Committee granted non-equity incentive compensation awards. The actual cash value was paid in 2021 based on financial metrics and individual factors as described above AIP section of the CD&A beginning on page 31 above. Each of the financial metrics has a threshold target that must be hit in order to receive a payment equal to 40% of the target value. The threshold value listed in the table above assumes that the threshold amount was hit for each of individual financial metrics and individual factors, but it is possible that a lower amount could be paid out for each executive if the threshold targets are not hit for one or more of the financial metrics.
(2)On February 28, 2020, the Board granted performance-based restricted stock unit awards or PSUs. The actual number of PSUs that will become vested is based on financial metrics described above in the Equity Awards section of the CD&A beginning on page 32 above. Each of the financial metrics has a threshold target that must be hit in order to receive a payment equal to 50% of the target value. The threshold value listed in the table above assumes that the threshold amount was hit for each of individual financial metrics, but it is possible that a lower amount could become vested if the threshold targets are not hit for one or more of the financial metrics.
(3)On February 28, 2020, the Compensation Committee granted restricted stock units. All restricted stock units were approved by the Compensation Committee and the Board on their respective grant dates.

Narrative to 2020 Summary Compensation Table and 2020 Grants of Plan‑Based Awards Table
See “Executive Compensation - Compensation Discussion and Analysis” above and “- Equity Incentive Plans” below for a more detailed discussion of the compensation plans pursuant to which the amounts listed under the 2020 Summary Compensation Table and 2020 Grants of Plan‑Based Awards Table were paid or awarded, and the criteria on which such payments were based.

2020 Outstanding Equity Awards at Fiscal Year‑End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020:

		Option Awards (1)				Stock Awards (2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
William Crager	2/29/2012	13,594	—	12.45	2/28/2022	—	—
	2/28/2013	13,500	—	15.34	2/28/2023	—	—
	2/28/2014	14,100	—	41.84	2/28/2024	—	—
	2/27/2015	11,400	—	53.88	2/27/2025	—	—
	2/29/2016	5,852	—	20.51	2/28/2026	—	—
	3/28/2017	5,733	—	31.70	3/28/2027	—	—
	2/28/2018	—	—	—	—	1,667	137,177
	3/15/2018	—	—	—	—	6,667	548,627
	7/31/2018	—	—	—	—	4,266	351,049
	2/28/2019	—	—	—	—	15,981	1,315,076
	2/28/2019	—	—	—	—	6,660	548,051
	2/28/2020	—	—	—	—	31,797	2,616,575
	2/28/2020	—	—	—	—	31,797	2,616,575
Peter D’Arrigo	2/28/2011	10,000	—	12.55	2/28/2021	—	—
	2/29/2012	10,195	—	12.45	2/28/2022	—	—
	2/28/2013	8,000	—	15.34	2/28/2023	—	—
	2/28/2014	10,600	—	41.84	2/28/2024	—	—
	2/27/2015	8,250	—	53.88	2/27/2025	—	—
	2/29/2016	4,235	—	20.51	2/28/2026	—	—
	3/28/2017	3,850	—	31.70	3/28/2027	—	—
	2/28/2018	—	—	—	—	1,084	89,202
	3/15/2018	—	—	—	—	4,333	356,563
	2/28/2019	—	—	—	—	8,687	714,853
	2/28/2019	—	—	—	—	3,620	297,890
	2/28/2020	—	—	—	—	11,924	981,226
	2/28/2020	—	—	—	—	11,924	981,226
Stuart DePina	3/28/2017	1,565	—	31.70	3/28/2027	—	—
	2/28/2018	—	—	—	—	1,167	96,032
	7/31/2018	—	—	—	—	8,532	702,098
	2/28/2019	—	—	—	—	11,883	977,852
	2/28/2019	—	—	—	—	4,953	407,582
	6/11/2019	—	—	—	—	31,552	2,596,414
	6/11/2019	—	—	—	—	15,778	1,298,372
	2/28/2020	—	—	—	—	10,400	855,816
	2/28/2020	—	—	—	—	18,349	1,509,939
Shelly O’Brien	2/27/2015	4,800	—	53.88	2/27/2025	—	—
	2/29/2016	2,464	—	20.51	2/28/2026	—	—
	3/28/2017	1,667	—	31.70	3/28/2027	—	—
	2/28/2018	—	—	—	—	459	37,771
	2/28/2019	—	—	—	—	2,324	191,242
	2/28/2020	—	—	—	—	4,836	397,954
	2/28/2020	—	—	—	—	4,836	397,954
Joshua Mayer	2/28/2013	8,000	—	15.34	2/28/2023	—	—
	2/28/2014	6,200	—	41.84	2/28/2024	—	—
	2/27/2015	6,000	—	53.88	2/27/2025	—	—
	2/29/2016	3,234	—	20.51	2/28/2026	—	—
	3/28/2017	2,233	—	31.70	3/28/2027
	2/28/2018	—	—	—	—	584	48,057
	2/28/2019	—	—	—	—	3,606	296,738
	2/28/2019	—	—	—	—	1,505	123,846
	2/28/2020	—	—	—	—	4,637	381,579
	2/28/2020	—	—	—	—	4,637	381,579

(1)No stock options were granted to NEOs in 2020. Vesting for all stock options occurs with one-third (1/3) of the grant award vesting on the anniversary of the grant date and one-twelfth (1/12) vesting every quarter thereafter.
(2)Vesting for all RSUs occurs with one-third (1/3) of the grant award vesting on the anniversary of the grant date and one-twelfth (1/12) vesting every quarter thereafter.
(3)For the PSUs granted in 2018, 2019 and 2020 to all of the named executive officers, vesting is subject to satisfaction of performance goals during a three-year performance period. The performance goals are based on four equally weighted metrics (revenue growth, adjusted EBITDA growth, adjusted EPS growth and relative TSR compared to Russell 2000 Index Constituents). The final number of shares earned under the grants, if any, will vary based on the degree of achievement on each metric. The maximum number of PSUs that can be earned will be 150% of the target award. The PSUs will cliff vest on the three-year anniversary of the date of grant.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
William Crager	70,468	4,357,631	17,423	1,311,925
Peter D’Arrigo	18,000	1,136,440	10,365	778,619
Stuart DePina	—	—	28,310	2,112,733
Shelly O’Brien	5,500	226,325	5,500	414,619
Joshua Mayer	4,418	258,114	4,994	373,495

Nonqualified Deferred Compensation
On February 9, 2015, the Board adopted the Envestnet, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), and the Deferred Compensation Plan became effective March 1, 2015. The Deferred Compensation Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Code.
Persons eligible to participate in the Deferred Compensation Plan are called “Participants.”
Under the Deferred Compensation Plan, Participants have the opportunity to elect to defer receipt of up to 90% of their base salary and bonus. Under the Deferred Compensation Plan, Participants have the right to elect to receive distributions on a specified payment date in the future, or in a lump sum or annual installment payments following the termination of employment. Certain revisions to the distribution election may be made if done in accordance with the Deferred Compensation Plan.
Amounts deferred by a Participant under the Deferred Compensation Plan will be credited to a deferral account that will be used to determine the amounts to be paid to the Participant under the Deferred Compensation Plan. Amounts deferred will be credited or debited with a hypothetical rate of return based on the performance of the available measurement funds selected by the Participant among those made available by the Company under the Deferred Compensation Plan. The deferral account represents an unfunded, unsecured promise by the Company to pay such amounts in the future, and does not represent ownership of, or any ownership interest in, any particular assets of the Company. Participants will at all times be fully vested in all deferral contributions and earnings thereon.
The following table sets forth information concerning nonqualified deferred compensation of our NEOs who participated in the Deferred Compensation Plan in 2020. The amounts set forth in this table include only contributions made and earnings received during 2020 and do not include contribution and earnings with respect to the 2020 bonus paid in 2021.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stuart DePina	—	—	17,050	—	92,420

The measurement funds available to Participants and the returns earned by those measurement funds in 2020 were:

Fund Name	Return On Investment (%)
ClearBridge Variable Small Cap Growth Fund (Class 1)	15.35
Delaware VIP REIT Series (Standard Class)	-10.41
Delaware VIP Small Cap Value Series (Standard Class)	-1.9
Delaware VIP Value Series (Standard Class)	0.41
Fidelity VIP Freedom 2020 SM (Service Class)	14.92
Fidelity VIP Freedom 2030 SM (Service Class)	16.76
Fidelity VIP Freedom 2040 SM (Service Class)	19.16
Fidelity VIP Freedom 2050 SM (Service Class)	19.17
Fidelity VIP Investment Grade Bond Portfolio (Service Class)	9.25
Fidelity VIP Overseas Portfolio (Service Class)	15.49
Lincoln VIP Money Market Fund (Standard Class)	0.28
LVIP Delaware Special Opportunities Fund (Standard Class)	0.51
LVIP J.P. Morgan High Yield Fund (Standard Class)	5.56
LVIP S&P 500 Index Fund (Standard Class)	18.03
PIMCO VIT Commodity Real Return Strategy Portfolio (Administrative Class)	1.35
PIMCO VIT Total Return (Administrative Class)	8.65

Employment Agreements
Each of the NEOs is a party to an individual employment agreement with the Company (the “Employment Agreements”). The Employment Agreements have a three-year term, with an automatic one-year renewal unless either party provides advance written notice of non-renewal. Subject to the signing of a release and compliance with the terms of the Employment Agreements, in the event of a termination of the executive’s employment either without cause or for good reason, the executive will be entitled to (i) “Severance Pay” equal to two (2) multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two (2) years), (ii) a “Pro-Rata Bonus for Year of Termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the sixty-day anniversary of the termination date), and (iii) a “Health Care Continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the executive’s health care premium costs covered by the Company as of the termination date) (paid on the sixty-day anniversary of the termination date).
Under the terms of the Employment Agreements (with the exception of Mr. DePina’s Employment Agreements), the executive is subject to an ongoing confidentiality obligation, a 24-month non-competition covenant, a 24-month non-solicitation of employees of the Company covenant (including former employees or consultants within the 12-month period prior to the executive’s termination date), and a 24-month non-solicitation of customers of the Company covenant (including prospective customers within the 12-month period prior to the executive’s termination date). The restrictive covenant provisions of Mr. DePina’s Employment Agreement are the same as described in the previous sentence but with a 12-month period for the non-competition and non-solicitation provisions.
In the event that any payments made contingent upon a change in control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments pursuant to the Employment Agreement would be reduced to the maximum amount that will cause the total amounts of the payment not to be subject to the excise tax, but only if the amount of such payments, after such reduction and after payment of all applicable taxes on the reduced amount, is equal to or greater than the amount of such payments the executive would otherwise be entitled to retain without such a reduction after the payment of all applicable taxes, including the excise tax. The Company also reserves the right to adopt a policy regarding recoupment of excess compensation applicable to its executives, including the executives. Such a policy would control over any inconsistent provision of the Employment Agreement and be binding on the executives.
Equity Incentive Plans. We currently maintain two equity‑based incentive plans - the 2010 Long‑Term Incentive Plan, as amended, and the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “2019 Equity Plan”).

As a result of the Company’s acquisition of PIEtech Inc. in 2019, the Company adopted the 2019 Equity Plan in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet | MoneyGuide. None of the NEOs received grants pursuant to the 2019 Equity Plan. We established the 2010 Long‑Term Incentive Plan to (i) attract and retain key employees and other persons providing services to us and our related companies; (ii) motivate plan participants by means of appropriate incentive to achieve long‑range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar corporations; and (iv) further align plan participants’ interests with those of our shareholders. Under the 2010 Long‑Term Incentive Plan, we may issue stock options, stock appreciation rights, restricted stock, restricted stock units and other full value awards, as well as cash incentive awards.
In the event that (a) a participant’s employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the participant’s employer for reasons other than cause (as defined in the 2010 Long‑Term Incentive Plan) within 24 months following a change in control (as defined in the 2010 Long‑Term Incentive Plan) or (b) the 2010 Long‑Term Incentive Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the 2010 Long‑Term Incentive Plan, all stock options, stock appreciation rights and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested; provided, that the extent to which any award becomes vested based on the satisfaction of applicable performance goals or targets on or after a change in control will be determined by the Compensation Committee which may make such determination either based on the determination of the satisfaction of the applicable performance goal based on actual performance through the date of such change in control or based on assumed performance at the target level through the date of such change in control.
Under our equity compensation plans, outstanding and unvested stock options may become fully vested and exercisable, and outstanding and unvested restricted stock units may become fully vested and be distributed upon a participant’s death, disability, or involuntary termination as determined by the Compensation Committee in its discretion. These provisions apply to all employees who participate in the Company’s equity plans. The outstanding equity awards held by the NEOs as of December 31, 2020 are described above under “2020 Outstanding Equity Awards at Fiscal Year‑End.”
With respect to the PSU awards, except as otherwise provided below, any portion of the PSU award that is not vested upon the executive’s termination of employment will be forfeited. If the executive’s employment is terminated without “cause”, for “good reason”, or upon death or “permanent disability”, and subject to the execution of a release, the executive shall remain eligible to vest in a pro-rata portion of the PSUs on the applicable distribution dates based on actual performance. In the event of a change in control, the applicable performance measures for the PSU awards will be determined as if target performance had been satisfied but subject to continued service vesting; provided, that the Compensation Committee may decide to accelerate vesting at the time of such change in control.
Transferability. Awards under the 2010 Long‑Term Incentive Plan are not transferable except as designated by the participant by will or by laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order or to or for the benefit of the participant’s family (including, without limitation, to a trust or partnership for the benefit of a participant’s family).
Withholding. All awards and other payments under the 2010 Long‑Term Incentive Plan are subject to withholding of all applicable taxes. With the consent of the Compensation Committee, withholding obligations may be satisfied with previously‑owned shares of common stock or shares of common stock to which the participant is otherwise entitled under the 2010 Long‑Term Incentive Plan. The amount withheld in the form of such shares may not exceed the maximum individual tax rate for the participant in applicable jurisdictions for such participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local)), including the participant’s share of payroll or similar taxes, as provided in law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific participant.
Amendment and Termination. The Board may, at any time, amend or terminate the 2010 Long‑Term Incentive Plan, and the Board or the Compensation Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any participant without the participant’s written consent. Adjustments to the 2010 Long‑Term Incentive Plan and awards on account of business transactions are not subject to the foregoing prohibition. The provisions of the 2010 Long‑Term Incentive Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our shareholders. The 2010 Long‑Term Incentive Plan also permits the Board to amend the 2010 Long‑Term Incentive Plan and any awards that are subject to Section 409A of the Code (relating to nonqualified deferred compensation) as it deems necessary to conform to Section 409A.

Potential Payments Upon Termination or Change of Control
The following tables quantify the potential payments upon termination that our NEOs would receive assuming that the relevant termination event had occurred on December 31, 2020.

The last table quantifies potential payments upon an involuntary termination without cause and a change of control that our executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2020.

Termination Due to Death or Disability

Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	—	525,000	—	2,616,575	2,331,702	5,473,277
Peter D’Arrigo	—	342,500	—	981,226	1,044,723	2,368,449
Stuart DePina	—	431,995	—	1,509,939	2,751,356	4,693,290
Shelly O’Brien	—	161,125	—	397,954	111,209	670,288
Joshua Mayer	—	222,500	—	381,579	288,470	892,549
There is no severance or health care continuation payable to any of the NEOs as a result of a termination due to death or disability. The pro-rata bonus is calculated as the average bonus for the executive officer paid with respect to the two calendar years preceding the date of termination multiplied by a fraction, the numerator of which equals the number of days during the calendar year worked prior to the termination date and the denominator of which equals 365. Because the assumed termination date is the last day of the year, the pro-rata bonus amounts listed above equal the average bonus paid during 2020 and 2019 for the applicable executive officers. Additionally, any outstanding PSUs held by the NEOs would remain eligible to vest at the end of the performance period in an amount equal to the number of PSUs granted multiplied by the performance percentage determined based on the actual performance of the Company during the performance period further multiplied by a pro-rata fraction based on the number of days worked between the grant date and the date of termination divided by 1,095. Because the performance percentage is not yet known, the amount in the table estimates the value of the PSUs previously granted that would become vested on such a termination assuming vesting with a performance percentage equal to 100% and a pro-rata fraction determined based on a termination date of December 31, 2020. Finally, RSUs granted in 2020 will become fully vested as a result of a termination due to death or disability. All other equity awards held by the NEOs would be forfeited on termination. The value of the equity awards for the table above and the following tables was calculated using a stock price per share of $82.29, which is equal to the closing price of one share on the last trading day of the year on December 31, 2020.

Termination Without Cause or for Good Reason

Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	2,250,000	525,000	27,457	—	2,331,702	5,134,159
Peter D’Arrigo	1,335,000	342,500	29,333	—	1,044,723	2,751,556
Stuart DePina	1,823,990	431,995	29,333	—	2,751,356	5,036,674
Shelly O’Brien	1,052,250	161,125	27,457	—	111,209	1,352,041
Joshua Mayer	1,112,876	222,500	29,333	—	288,470	1,653,179
Subject to the signing of a release and compliance with the terms of the Employment Agreements, in the event of a termination of the executive’s employment either without cause or for good reason, the executive will be entitled to (i) “Severance Pay” equal to two (2) multiplied by the sum of his (a) base salary plus (b) an amount equal to the average of his most recent two annual bonuses (paid in equal installments on regular payment dates over two (2) years), (ii) a “Pro-Rata Bonus for Year of Termination” equal to the average of his most recent two annual bonuses multiplied by a fraction, the numerator of which equals the number of days during the calendar year prior to the termination date and the denominator of which equals 365 (paid on the sixty-day anniversary of the termination date), and (iii) a “Health Care Continuation” lump sum cash payment equal to the applicable percentage of the monthly COBRA coverage in connection with his termination multiplied by eighteen months (with the applicable percentage equal to the percentage of the executive’s health care premium costs covered by the Company as of the termination date) (paid on the sixty-day anniversary of the termination date).
The PSUs previously granted to the NEOs would remain eligible to vest at the end of the performance period in an amount equal to the number of PSUs granted multiplied by the performance percentage determined based on the actual performance of the Company during the performance period further multiplied by a pro-rata fraction based on the number of days worked between the grant date and the date of termination divided by 1,095.

Because the performance percentage is not yet known, the amount in the table estimates the value of the PSUs previously granted that would become vested on such a termination assuming vesting with a performance percentage equal to 100% and a pro-rata fraction determined based on a termination date of December 31, 2020. All other equity awards held by the NEOs would be forfeited on such termination (unless such termination were within twenty-four months following a change in control as described below).

Termination Following Change of Control

Name	Severance Pay ($)	Pro-Rata Bonus ($)	Health Care Continuation ($)	Unvested RSUs ($)	Unvested PSUs ($)	Total ($)
William Crager	2,250,000	525,000	27,457	3,301,804	4,831,328	10,935,589
Peter D’Arrigo	1,335,000	342,500	29,333	1,368,318	2,052,642	5,127,793
Stuart DePina	1,823,990	431,995	29,333	3,311,926	5,132,180	10,729,424
Shelly O’Brien	1,052,250	161,125	27,457	626,967	397,954	2,265,753
Joshua Mayer	1,112,876	222,500	29,333	553,482	678,316	2,596,507
The severance amounts payable for a termination without cause or for good reason following a change in control would be the same for all NEOs as a termination without cause or for good reason described above. All outstanding unvested equity awards held by the NEOs would become vested for a termination without cause within twenty-four months following a change in control (but not all equity would become vested on a termination for good reason as that would only apply to certain equity awards as described in the previous table for a termination with good reason).

Equity Compensation Plan Information
The following table summarizes, as of December 31, 2020, the equity compensation plans under which we may issue equity securities of the Company. Those plans include the Envestnet, Inc. 2010 Long-Term Incentive Plan and the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “2019 Equity Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (c), excluding securities referenced in column (a) (3)
Equity compensation plans approved by security holders	1,933,063	$36.28	1,275,372
Equity compensation plans not approved by security holders (4)	153,121	$—	100,375
Total	2,086,184	$36.28	1,375,747

(1)Includes 1,495,023 shares issuable in respect of RSUs and PSUs for equity compensation plans approved by security holders. Includes 153,121 shares issuable in respect of RSUs and PSUs for equity compensation plans not approved by security holders.
(2)Weighted average exercise price of outstanding options only.
(3)Includes shares available for issuance of awards of RSUs, PSUs and/or options.
(4)As a result of the Company’s acquisition of PIEtech in 2019, the Company adopted the 2019 Equity Plan in order to make inducement grants to certain legacy PIEtech employees who joined Envestnet | MoneyGuide. Envestnet agreed to grant at future dates, not earlier than the sixty day anniversary of the PIEtech Acquisition, up to 301,469 shares of Envestnet common stock in the form of RSUs and PSUs pursuant to the 2019 Equity Plan. The RSUs vest over time and the PSUs vest upon the achievement of meeting certain performance conditions as well as a subsequent service condition. The Company is recognizing the estimated expense on a graded-vesting method over a requisite service period of three to five years, which is the estimated vesting period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2020 Annual Report on Form 10-K and in this proxy statement.

James Fox, Chair Ross Chapin Gayle Crowell Gregory Smith

CEO PAY RATIO
We are committed to providing a comprehensive total rewards program to attract, retain, and reward highly qualified, diverse, and productive employees. The total rewards program emphasizes alignment of employee efforts to support our corporate strategies. The components of the program include compensation, benefits, learning and development opportunities and recognition of employee performance. We strive to remain externally competitive in relevant labor markets while maintaining internal equity and rewarding performance. As of December 31, 2020, we had approximately 4,250 employees, including employees in operations, research and development, engineering and systems, executive and corporate functions, sales and marketing and investment management and research. Of these, approximately 1,650 employees were located in the United States, 2,585 were located in India, and 15 were located in other international locations.
For purposes of this 2020 pay ratio disclosure, we identified the median employee by examining the base salary as of December 31, 2020 (the “determination date”) for all employees, excluding the CEO, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time, part-time, or seasonal basis. For full-time employees hired in 2020, an annualized salary was used. However, compensation for part-time employees was not annualized. We did not make any other assumptions, adjustments, or estimates with respect to base salaries other than converting all base salaries to U.S. dollars on the determination date. After identifying the median employee, the median employee’s total annual compensation was calculated in accordance with the requirements of the Summary Compensation Table.
The 2020 annual total compensation of the median employee, identified based on the methodology described above and converted from Indian rupees to U.S. dollars based on the conversion rate in effect on December 31, 2020, who was located in India, was $30,860. The 2020 annual total compensation of Mr. Crager, our CEO, was $6,253,999. As a result, the ratio of the annual total compensation of our CEO to our median employee was 203 to 1.
The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, our compensation philosophy means fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not a good indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect that the ratio of the annual total compensation of our CEO to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

PROPOSAL NO. 2: APPROVAL, ON AN ADVISORY BASIS, OF 2020 EXECUTIVE COMPENSATION

In accordance with SEC rules, we are asking our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement.
Envestnet believes compensation should be transparent, understandable and effectively communicated, consistent with our risk profile and reflect good governance practices. Our executive compensation program is designed to attract and retain skilled executives and to be fiscally responsible to our shareholders. Envestnet offers an attractive compensation program and seeks to pay executives for company and individual performance, align the pay of executives with shareholders’ interests and long-term value creation and award executives for their achievement of goals set for that performance year or period. The Compensation Committee regularly reviews the compensation programs for our NEOs to ensure that they are achieving the desired goals it sets. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.
We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our shareholders to indicate their support for our NEO compensation as described in the section of this proxy statement entitled “Compensation Discussion and Analysis” and in the compensation tables and related narrative discussion. This proposal, commonly known as a “say‑on‑pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby APPROVED.”
The say‑on‑pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF 2020 EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT
Our management prepares our consolidated financial statements in accordance with GAAP and is responsible for the financial reporting process that generates these statements. The Audit Committee has reviewed and discussed our audited financial statements with management. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and for performing an assessment of the effectiveness of internal control. KPMG is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP, and annually attesting to the effectiveness of our internal control over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, KPMG and other advisors.
In connection with its audit of our financial statements for the year ended December 31, 2020, KPMG presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also discussed with KPMG their independence from Envestnet, including a review of audit and non‑audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our management and KPMG, the Audit Committee recommended to the Board that the December 31, 2020 audited consolidated financial statements be included in Envestnet’s Annual Report on Form 10‑K.

Gregory Smith, Chair Ross Chapin James Fox

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Typically, the appointment of our independent registered public accounting firm is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2021. If the Company’s shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
Our audited financial statements for the year ended December 31, 2020 will be presented at the Annual Meeting.

Independent Registered Public Accounting Firm Fee Information
The following table sets forth the approximate aggregate fees for professional services rendered by KPMG for 2019 and 2020:

	2019	2020
Audit fees (1)	$4,866,000	$4,627,300
Audit-related fees (2)	115,500	667,100
Tax fees	—	—
All other fees	—	—
Total	$4,981,500	$5,294,400
(1)Audit fees include:
*    the audits of our consolidated financial statements and internal control over financial reporting (including audit work performed over acquisitions);
*    reviews of quarterly consolidated financial statements;
*    the statutory audits of two of our subsidiaries;
*    consents and comfort letters issued in conjunction with the filing of registration statements and the private offering of convertible notes;
(2) Audit‑related fees include:
*    services to issue Service Organization Controls (SOC1) reports;
*    services related to due diligence support for a potential acquisition

Pre‑Approval Policy of Audit and Non‑Audit Services
The Audit Committee pre‑approved all of the services associated with the fees described above. The Audit Committee has adopted policies and procedures for the pre‑approval of all audit and permissible non‑audit services provided by our independent registered public accounting firm. The Audit Committee provides a general pre‑approval of certain audit and non‑audit services on an annual basis. The types of services that may be covered by a general pre‑approval include other audit services, audit‑related services and permissible non‑audit services. If a type of service is not covered by the Audit Committee’s general pre‑approval, the Audit Committee must review the service on a specific case by case basis and pre‑approve it if such service is to be provided by the independent registered public accounting firm. Annual audit services, engagement terms, and fees require specific pre‑approval of the Audit Committee. Any proposed services exceeding the pre‑approved fees also require specific pre‑approval by the Audit Committee. For both types of pre‑approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre‑approval authority to one or more of its members.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 4: APPROVAL OF THE ENVESTNET, INC. 2010 LONG‑TERM INCENTIVE PLAN, AS AMENDED THROUGH THE FIFTH AMENDMENT

A proposal will be presented at the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) to approve the Envestnet, Inc. 2010 Long‑Term Incentive Plan (the “LTIP”), as amended through the Fifth Amendment (the “Fifth Amendment”) (the LTIP as amended through the Fifth Amendment is referred to as the “Plan”).

Purpose
The Company believes in the merits of linking executives’ overall compensation opportunities to the enhancement of long‑term shareholder return and uses equity‑based compensation, such as options and other stock‑related awards, as key elements of its executives’ compensation packages. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive cash incentive awards, the Board of Directors has approved the Plan, and is recommending that shareholders approve the Plan. Approval of the Plan will help to achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.
To achieve these objectives, the Plan provides for the grant of non‑qualified and incentive stock options, stock appreciation rights, which we refer to as “SARs,” full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards. The Company has proposed the approval of the Plan primarily to increase the number of shares of stock available at this time due to the lower number of shares of stock available for issuance. If shareholders do not approve the Plan, it will continue in its current form; however, the increase in reserved shares, made by the Fifth Amendment will not take effect.

Summary of the Fifth Amendment
On March 11, 2021, the Board adopted the Fifth Amendment to the LTIP, subject to shareholder approval. The Fifth Amendment would increase the number of shares of common stock of the Company (“Stock”) reserved for delivery under the Plan by 3,450,000 shares of Stock, thereby increasing the shares of Stock reserved under the Plan from 8,975,000 to 12,425,000. Under New York Stock Exchange rules, shareholder approval is required for increases to the number of shares reserved under the Plan. The Fifth Amendment will become effective upon shareholder approval.
A summary of the material provisions of the Plan, including the changes being made by the Fifth Amendment, is set forth below, and a copy of the Plan is attached to this proxy statement as Exhibit A.

Background
The LTIP originally became effective on July 28, 2010 and will continue in effect until terminated by the Board; provided, however, that if the Plan is approved by shareholders at the 2021 Annual Meeting, no awards may be granted under the Plan on or after the ten‑year anniversary of the date of such approval. Any awards that are outstanding after termination of the Plan shall remain subject to the terms of the Plan.
In 2010, prior to the Company’s initial public offering (“IPO”), the Board and shareholders approved the LTIP. The LTIP was reapproved by the shareholders at the 2014 Annual Meeting of Shareholders for purposes of Section 162(m), but no changes to the Plan were made at that time. On March 18, 2015, the Board adopted the first amendment to the LTIP (the “First Amendment”). The First Amendment added restrictions to the LTIP that are favorable to shareholders, including provisions that: (a) require a minimum vesting period for awards conditioned on the achievement of performance measures or other performance objectives of at least one year; (b) prohibit the grant of the right to receive dividend or dividend equivalents with respect to full value awards subject to vesting based on the satisfaction of performance objectives prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled; (c) prohibit the grant of the right to receive dividend equivalents for awards of options or stock appreciation rights; (d) remove liberal share counting language for purposes of counting shares of Stock as available for use under the LTIP for awards granted under the LTIP; and (e) to make certain other technical and clarifying changes. The Second Amendment was approved by the shareholders at the 2015 Annual Meeting of Shareholders and (a) increased the number of shares of Stock reserved for delivery under the Plan by 2,700,000 shares of Stock, (b) added a provision which prohibited the surrender of underwater stock options or stock appreciation rights for a cash payment or for the grant of any other award under the Plan except as approved by the Company’s stock holders, (c) adjusted the individual limits on the number of shares of Stock which can be issued in settlement of certain types of awards, and (d) reapproved the Plan for purposes of Section 162(m).

The Third Amendment was approved by the Board on April 26, 2017 and added provisions favorable to shareholders, including: (a) requiring a minimum vesting period for all awards (including awards to non-employee directors) of at least one year (provided that a small number of awards may be granted not subject to such minimum vesting requirements in an aggregate amount up to 5% of shares of Stock authorized to be issued pursuant to the Plan), (b) prohibiting the grant of the right to receive dividend or dividend equivalents with respect to all full value awards prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled (i.e., bringing the provisions for full value awards with time-based vesting in line with those with performance-based vesting), (c) revising tax withholding language to reflect recently modified accounting rules, (d) providing that in the case of performance-based awards which vest upon a change of control, the Compensation Committee may determine satisfaction of the applicable performance goal either based on actual performance through the date of the change in control or based on assumed target performance, and (e) making certain other technical and clarifying changes. On April 26, 2017, the Board adopted the Fourth Amendment to the LTIP, which increased the number of shares of Stock reserved for delivery under the Plan by 3,525,000, and the shareholders approved such amendment at the 2017 Annual Meeting of Shareholders.

Shares Outstanding and Available
The following table sets forth information regarding our outstanding equity awards as of December 31, 2020 under the Plan.

Plan Category	Outstanding	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Term (years)
Total stock options/SARs	438,040	$36.28	$—	4.1
Full value awards - Restricted Share Units	1,345,347	$—	$70.56	1.9
Full Value Awards - Performance Share Units	302,797	$—	$72.50	1.8
Total shares subject to outstanding equity awards	2,086,184	$—	$—	—
Shares available for grant	1,375,747 (1)	$—	$—	—

(1) The 1,375,747 shares available for grant include the remaining shares available under the LTIP and the 2019 Equity Plan as of December 31, 2020.

All grants made previously to the CEO and executive officers pursuant to the Plan have been subject to a minimum of a three‑year ratable vesting period.

Run Rate
The following table sets forth information regarding equity awards granted and earned, and the run rate for each of the last three fiscal years.

		Run Rate
	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020
Stock Options Granted	—	81,807	—
Time-Based Restricted Stock Unit Awards Granted	940,113	997,971	970,390
Actual Performance-Based Restricted Stock Unit Earned	68,334	68,334	—
Weighted Average Common Shares Outstanding at Fiscal Year End	45,268,002	50,937,919	53,589,232
Run Rate	2.2%	2.3%	1.8%

Plan Description
Description of the Envestnet, Inc. 2010 Long‑Term Incentive Plan as Amended through the Fifth Amendment
Purpose. We established the LTIP to: (a) attract and retain key employees and other persons providing services to us and our related companies (as defined below); (b) motivate participants by means of appropriate incentives to achieve long‑range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar corporations; and (d) further align participants’ interests with those of our shareholders through compensation that is based on our Stock, and thereby to promote our and our related companies’ long‑term financial interests, including the growth in value of our equity and enhancement of long‑term shareholder return.
Approval and Shares Reserved. The LTIP was adopted by our Board on June 22, 2010 and was approved by our shareholders prior to the IPO. The LTIP became effective as of the date of the IPO of the Company on July 28, 2010. The LTIP was reapproved again at the 2014 Annual Meeting for purposes of Section 162(m), again at the 2015 Annual Meeting to approve the Second Amendment and for purposes of Section 162(m), and again at the 2017 Annual Meeting to approve the Fourth Amendment and for purposes of Section 162(m).
The shares with respect to which awards may be made under the Plan are shares of Stock currently authorized but unissued or, as permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Compensation Committee, an award under the Plan may be settled in cash rather than shares of Stock.
The maximum number of shares of Stock that may be delivered under the Plan is 12,425,000 shares. Shares of Stock with respect to an award under the Plan will be treated as delivered for purposes of the previous sentence, subject to the following: (i) any shares of Stock that are not delivered to a participant or beneficiary because the award is forfeited or canceled, such shares are not deemed to have been delivered; and (ii) the total number of shares covered by an award will be treated as delivered for purposes of the previous sentence to the extent payments or benefits are delivered to the participant with respect to such shares (i.e., (A) if shares covered by an award are withheld or tendered to satisfy the applicable tax withholding obligation, the number of shares held back by the Company or tendered by the participant to satisfy such withholding obligation shall be considered to have been delivered; (B) if the exercise price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation (including shares of Stock that would otherwise be distributable upon the exercise of the option)), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (C) if shares of Stock are withheld in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered). Shares of Stock that we issue in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction will not be counted against the number of shares of Stock that may be issued with respect to awards under the Plan.
The following additional limits apply to awards under the Plan: (a) no more than 12,425,000 shares of Stock may be subject to incentive stock options granted under the Plan; (b) the maximum number of shares of Stock that may be covered by stock options and stock appreciation rights granted to any one participant in any one calendar year may not exceed 500,000 shares of Stock; (c) with respect to Full Value Awards (as defined below), the maximum number of shares of Stock that may be delivered pursuant to any such award granted to any one participant during any calendar year, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 500,000 shares of Stock; (d) the maximum number of shares of Stock that may be covered by stock options and stock appreciation rights granted to any one participant who is a member of the Board, but who is not an employee of the Company or a related Company during any one calendar‑year period, may not exceed 25,000 shares, and the maximum number of shares of Stock that may be covered by Full Value Awards granted to any one participant who is a member of the Board, but who is not an employee of the Company or a related Company during any one calendar‑year period, may not exceed 25,000 shares.
In the event of a corporate transaction involving us, the Compensation Committee shall adjust awards when an equitable adjustment is required to preserve the benefits or potential benefits of awards. The Compensation Committee may adjust awards in other situations (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split‑up, spin‑off, sale of assets or subsidiaries, combination or exchange of shares of Stock). Action by the Compensation Committee may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the individual limitations described above); (b) adjustment of the number and kind of shares subject to outstanding awards; (c) adjustment of the exercise price of outstanding stock options and stock appreciation rights; and (d) any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, (i) replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a Company resulting from the transaction and (ii) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of a stock option or stock appreciation right, the amount of such payment may be the excess of the value of the shares of Stock subject to the stock option or stock appreciation right at the time of the transaction over the exercise price.
Administration. The authority to control and manage the operation and administration of the Plan is vested in the Compensation Committee. However, in the case of awards to non‑employee directors, such control and management is vested in the Board. The Board may, in its discretion, take any action under the Plan that would otherwise be the responsibility of the Compensation Committee. Subject to stock exchange rules and applicable law, the Compensation Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it.

Eligibility. All of our employees and directors, all employees and directors of our related companies and service providers to us and our related companies are eligible to receive awards under the Plan and thereby become participants, except that incentive stock options can be awarded only to our employees and employees of certain of our related companies. A company is a “related company” if it is one of our subsidiaries in which we own (directly or indirectly) a controlling interest and any other business venture that is designated by the Compensation Committee in which we have (directly or indirectly) a significant interest. As of December 31, 2020, approximately 4,250 employees of Envestnet and our related companies, which includes directors of our related companies, and seven non-employee directors were eligible to participate in the Plan. While the number of service providers to us and our related companies other than employees and non-employee directors is not known with specificity, no such individuals have historically received awards under the LTIP. The Compensation Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.
Types of Awards. The Plan provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, Full Value Awards, and cash incentive awards.
Stock Options. The Compensation Committee may grant incentive stock options or nonqualified stock options to purchase shares of Stock, at an exercise price that is no less than the fair market value of a share of Stock on the date the stock option is granted. No dividend equivalents (current or deferred) with respect to any stock options will be granted under the Plan. Incentive stock options may only be granted to our employees and employees of certain related companies. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price. Except as approved by our shareholders, stock options granted under the Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of the share. Stock options will be exercisable in accordance with the terms established by the Compensation Committee provided that no stock option granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Compensation Committee, in the event of the participant’s death, disability, involuntary termination, or in connection with a change in control (as defined in the Plan)). The full purchase price of each share of Stock purchased upon the exercise of any stock option must be paid at the time of exercise of the stock option (except if the exercise price is payable through the use of cash equivalents, the exercise price may be paid as soon as practicable after exercise). Subject to applicable law, the purchase price of a stock option may be payable in cash or cash equivalents, shares of Stock, including shares of Stock that would otherwise be distributable upon the exercise of the stock option (valued at fair market value as of the day of exercise), or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on the shares of Stock acquired pursuant to the exercise of a stock option as the Compensation Committee determines to be desirable. Except as provided by the Compensation Committee at the time of grant, a stock option will expire on the earliest to occur of the following: (a) the ten‑year anniversary of the grant date; (b) the six‑month anniversary after the participant’s employment or service terminates for death or disability (as defined in the Plan); (c) the three‑month anniversary after the participant’s employment or service terminates other than for death, disability or cause (as defined in the Plan); or (d) the date the participant’s employment or service terminates for cause (as defined in the Plan). In no event will a stock option expire after the ten‑year anniversary of the grant date.
Stock Appreciation Rights. A stock appreciation right entitles the participant to receive the amount (in cash or shares of Stock) by which the fair market value of a specified number of shares of Stock on the exercise date exceeds an exercise price established by the Compensation Committee, which exercise price may not be less than the fair market value of the shares of Stock at the time the stock appreciation right is granted. The Compensation Committee may grant a stock appreciation right independent of or in tandem with any stock option grant. The exercise price of a tandem stock option and stock appreciation right will be the same and the exercise of one will cancel the other. No dividend equivalents (current or deferred) with respect to any stock appreciation rights will be granted under the Plan. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock appreciation right may not be decreased after the date of grant nor may a stock appreciation right be surrendered to us as consideration for the grant of a replacement stock appreciation right with a lower exercise price. Except as approved by our shareholders, stock appreciation rights granted under the Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the stock appreciation right is greater than the then current fair market value of the share. Generally, a stock appreciation right will be exercisable in accordance with the terms established by the Compensation Committee provided that no stock appreciation right granted to an employee will be exercisable prior to the first anniversary of the grant date (subject to acceleration of exercisability and vesting, to the extent permitted by the Compensation Committee, in the event of the participant’s death, disability, involuntary termination or in connection with a change in control). The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of Stock acquired pursuant to the exercise of a stock appreciation right as the Compensation Committee determines to be desirable. The expiration date of a stock appreciation right is subject to the same provisions as a stock option, as discussed above.

Full Value Awards. A “Full Value Award” is the grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, subject to one or more of the following as determined by the Compensation Committee:

·	The Compensation Committee may grant Full Value Awards in consideration of a participant’s previously performed services or in return for the participant surrendering other compensation that may be due.

·	The Compensation Committee may grant Full Value Awards that are contingent on the achievement of performance or other objectives during a specified period.

·	The Compensation Committee may grant Full Value Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.
Any Full Value Awards will be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines; provided, however that no dividend or dividend equivalents granted in relation to Full Value Awards will be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. If a Full Value Award is made to a participant and the participant’s right to vesting of this Full Value Award is conditioned on the completion of a specified period of service with us or our related companies, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject, to the extent provided by the Compensation Committee, to prorated vesting over the course of such three‑year period (provided that no portion of such prorated Full Value Award shall become vested prior to the first anniversary of the date on which it is granted) and to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a Full Value Award is made to a participant and the participant’s right to vesting of this Full Value Award is conditioned on the achievement of performance measures (as described below) or other performance objectives, then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting will be not less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a non-employee director’s right to become vested in any Full Value Award is conditioned either on completion of a specified period of service or the achievement of performance targets or other performance objectives, then the required period of service or performance period for determining the achievement of such performance targets or other performance objectives for vesting will not be less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control).
Cash Incentive Awards. A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of Stock having an equivalent value to the cash otherwise payable) that is contingent on achievement of performance objectives over a period established by the Compensation Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Compensation Committee. If a Cash Incentive Award is made to a participant and the participant’s right to vesting of this Cash Incentive Award is conditioned on the completion of a specified period of service with us or our related companies, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject, to the extent provided by the Compensation Committee, to prorated vesting over the course of such three-year period and to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a Cash Incentive Award is made to a participant and the participant’s right to vesting of this Cash Incentive Award is conditioned on the achievement of performance measures (as described below) or other performance objectives, then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting will be not less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control). If a non-employee director’s right to become vested in any Cash Incentive Award is conditioned either on completion of a specified period of service or the achievement of performance targets or other performance objectives, then the required period of service or performance period for determining the achievement of such performance targets or other performance objectives for vesting will not be less than one year (subject, to the extent provided by the Compensation Committee, to accelerated vesting in the event of the participant’s death, disability or involuntary termination or a change in control).
Minimum Vesting Exception. The Compensation Committee may grant awards that are not subject to the minimum vesting limitations with respect to options, stock appreciation rights, Full Value Awards or Cash Incentive Awards, provided that the aggregate number of shares of Stock subject to such awards may not exceed five percent (5%) of the limits on shares of Stock granted under the Plan.

Change in Control. In the event that (a) a participant’s employment or service, as applicable, is terminated by us, our successor or one of our related companies that is the participant’s employer for reasons other than cause (as defined in the Plan) within 24 months following a change in control (as defined in the Plan) or (b) the Plan is terminated by us or our successor following a change in control without provision for the continuation of outstanding awards under the Plan, all stock options, stock appreciation rights and related awards which have not otherwise expired will become immediately exercisable and all other awards will become fully vested provided that the extent to which any award becomes vested based on the satisfaction of applicable performance goals or targets on or after a change in control, the Compensation Committee may make such determination either based on the determination of the satisfaction of the applicable performance goal based on actual performance through the date of such change in control or based on assumed performance at the target level through the date of such change in control.
Transferability. Awards under the Plan are not transferable except as designated by the participant by will or by laws of descent and distribution or, to the extent provided by the Compensation Committee, pursuant to a qualified domestic relations order or to or for the benefit of the participant’s family (including, without limitation, to a trust or partnership for the benefit of a participant’s family).
Withholding. All awards and other payments under the Plan are subject to withholding of all applicable taxes. With the consent of the Compensation Committee, withholding obligations may be satisfied with previously‑owned shares of Stock or shares of Stock to which the participant is otherwise entitled under the Plan. The amount withheld in the form of such shares may not exceed the maximum individual tax rate for the participant in applicable jurisdictions for such participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local)), including the participant’s share of payroll or similar taxes, as provided in law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific participant.
Amendment and Termination. The Board may, at any time, amend or terminate the Plan, and the Board or the Compensation Committee may amend any award, provided that no amendment or termination may adversely affect the rights of any participant without the participant’s written consent. Adjustments to the 2010 Plan and awards on account of business transactions (as described above) are not subject to the foregoing prohibition. The provisions of the Plan that prohibit repricing of stock options and stock appreciation rights cannot be amended unless the amendment is approved by our shareholders. The Plan also permits the Board to amend the Plan and any awards that are subject to Section 409A of the Code (relating to nonqualified deferred compensation) as it deems necessary to conform to Section 409A.

United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Plan based on current U.S. income taxation with respect to participants who are subject to U.S. income tax.
Non-Qualified Options
The grant of a non‑qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
The exercise of a non‑qualified option through the delivery of previously acquired shares will generally be treated as a non‑taxable, like‑kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Stock determined at the time of exercise.
Incentive Stock Options
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.
The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of Stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of Stock, then, upon disposition of such shares of Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The exercise of an incentive stock option through the exchange of previously acquired shares of Stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non‑qualified option; that is, as a non‑taxable, like‑kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one‑year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.
If the exercise price of an incentive stock option is paid with shares of Stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares of Stock received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Full Value Awards
A participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of the delivery of or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.
Cash Incentive Awards
A participant will realize taxable income at the time the Cash Incentive Award is distributed, and the Company will be entitled to a corresponding deduction.
Withholding of Taxes
Pursuant to the Plan, the Company may deduct, from any payment or distribution of shares under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Stock from any payment under the Plan or by the participant delivering shares of the Company to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company’s minimum statutory withholding obligation based on minimum statutory withholding rates for U.S. federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value of shares of Stock on the date when the amount of taxes to be withheld is determined.
The use of shares of Stock to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined. If previously‑owned shares of Stock of the Company are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.
Change In Control
Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.
Deferred Compensation
Awards granted pursuant to the Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20% excise tax and interest.
Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

New Plan Benefits
The grant of awards, if any, that an individual may receive under the Plan is in the discretion of the Compensation Committee or the Board, as applicable, and therefore cannot be determined in advance.
The following table sets forth information regarding awards that were granted to our named executive officers, our current executive officers as a group, our current non-employee directors as a group, and all employees other than our current executive officers as a group under the LTIP during the 2020 fiscal year. The number of performance-based restricted stock units listed in the table below is based on the number of shares of common stock that may be delivered under the awards, assuming the applicable performance conditions are achieved at the target level of achievement.

Name and Position	Dollar Value of Restricted Stock Units ($) (1)	Number of Restricted Stock Units	Dollar Value of Performance Stock Units ($) (1)	Number of Performance Stock Units
William Crager, Chief Executive Officer	2,400,038	31,797	2,588,514	31,797
Peter D’Arrigo, Chief Financial Officer	900,024	11,924	970,703	11,924
Stuart DePina, President	1,384,983	18,349	846,638	10,400
Shelly O’Brien, Chief Legal Officer, General Counsel and Corporate Secretary	365,021	4,836	393,687	4,836
Joshua Mayer, Chief Operating Officer	350,001	4,637	377,487	4,637
Executive Officers as a Group	5,050,066	66,906	4,799,542	58,957
Non-Employee Directors as a Group	1,169,865	15,499	—	—
All Employees, Other than Executive Officers, as a Group	66,184,828	887,985	1,931,820	22,732

(1) The amounts reported represent the aggregate grant date fair value during the fiscal year, as calculated under ASC 718. Under ASC 718, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award.
This summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached to this proxy statement as Exhibit A.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 LONG‑TERM INCENTIVE PLAN, AS AMENDED THROUGH THE FIFTH AMENDMENT.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Any proposal that a shareholder wishes to include in our proxy materials for the next annual meeting must be received at the following address no later than December 8, 2021 and otherwise comply with the requirements of the SEC to be eligible for inclusion in Envestnet’s 2022 annual meeting proxy statement and form of proxy: Corporate Secretary, Envestnet, Inc., 35 East Wacker Drive, Suite 2400, Chicago, Illinois, 60601.

To submit a shareholder proposal that is not eligible for inclusion in the proxy materials for our next annual meeting, or to make a nomination for one or more directors at the annual meeting, a shareholder must give timely notice of the proposal or nomination in writing to our Corporate Secretary at our principal executive offices and comply with the other requirements set forth in our by-laws. To be timely, notice must be delivered to the Corporate Secretary at the address noted above between December 8, 2021 and January 7, 2022; provided, however, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the shareholder’s notice by the close of business on the later of 90 days prior to the annual meeting and 10 days after the day we provide public disclosure of the meeting date. The notice must set forth, as to each proposed matter, the information required by Section 4.1 (for shareholder proposals) or Section 5.2 (for director nominations) of our by-laws which includes the following: (a) for shareholder proposals, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our by‑laws, the language of the proposed amendment), and reasons for conducting such business at the meeting or, for director nominations, certain biographical and background information about each nominee; (b) the name and record address of the shareholder proposing such business or director nominee and the beneficial owner, if any, on whose behalf the proposal or nomination is made; (c) the number of shares of our common stock that are owned beneficially and of record by the shareholder and beneficial owner; (d) for shareholder proposals, any material interest of the shareholder in such business or, for director nominations, a description of all arrangements or understandings between such shareholder and each person the shareholder proposes for election or reelection as a director; and (e) any other information that is required to be provided by such shareholder pursuant to the Exchange Act or applicable SEC rules.

OTHER MATTERS
We do not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.
The Company has made available to you its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) which you may access at www.envestnet.com. We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our 2020 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Envestnet’s Corporate Secretary at 35 East Wacker Drive, Suite 2400, Chicago, IL 60601.

By Order of the Board of Directors,

Shelly O’Brien
Corporate Secretary

APPENDIX A
DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
In addition to reporting results according to accounting principles generally accepted in the United States (“GAAP”), we also disclose certain non-GAAP financial measures to enhance the understanding of our operating performance. Those measures include “adjusted EBITDA”, "adjusted net income" and “adjusted net income per diluted share” (“adjusted EPS”).
“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, imputed interest expense on contingent consideration, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, loss allocation from equity method investments, impairment of equity method investment and (income) loss attributable to non‑controlling interest.
“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non‑cash interest expense, non‑cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, fair‑market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, gain on sale of interest in private company, loss allocation from equity method investments, impairment of equity method investment and (income) loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.
“Adjusted EPS” represents adjusted net income attributable to common shareholders divided by the diluted number of weighted‑average shares outstanding.
Our Board and our management use these non-GAAP financial measures:
•As measures of operating performance;
•For planning purposes, including the preparation of annual budgets;
•To allocate resources to enhance the financial performance of our business;
•To evaluate the effectiveness of our business strategies; and
•In communications with our Board concerning our financial performance.
Our Compensation Committee, Board and our management may also consider adjusted EBITDA, among other factors, when determining management’s incentive compensation.
We also present adjusted EBITDA and adjusted EPS as supplemental performance measures because we believe that they provide our Board, management and investors with additional information to assess our performance. Adjusted EBITDA provides comparisons from period to period by excluding potential differences caused by variations in the age and book depreciation of fixed assets affecting relative depreciation expense and amortization of internally developed software, amortization of acquired intangible assets, litigation‑related expense, foreign currency, income tax provision (benefit), non-income tax expense, restructuring charges and transaction costs, accretion on contingent consideration and purchase liability, severance, fair market value adjustments on contingent consideration liability, non-income tax expense, severance, loss allocation from equity method investment, impairment of equity method investment, pre-tax loss attributable to non‑controlling interest, and changes in interest expense and interest income that are influenced by capital structure decisions and capital market conditions. Our management also believes it is useful to exclude non‑cash stock‑based compensation expense from adjusted EBITDA and adjusted net income because non‑cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time.
We believe adjusted EBITDA and adjusted EPS are useful to investors in evaluating our operating performance because securities analysts use adjusted EBITDA and adjusted EPS as supplemental measures to evaluate the overall performance of companies, and we anticipate that our investors and analyst presentations will include adjusted EBITDA and adjusted EPS in such evaluation.
Adjusted EBITDA and adjusted EPS are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenues, net income, operating income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our profitability or liquidity.

We understand that, although adjusted EBITDA and adjusted EPS are frequently used by securities analysts and others in their evaluation of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for an analysis of our results as reported under GAAP. In particular you should consider:
•Adjusted EBITDA and adjusted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA and adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and adjusted EPS do not reflect non‑cash components of employee compensation;
•Although depreciation and amortization are non‑cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;
•Due to either net losses before income tax expense or the use of federal and state net operating loss carryforwards in 2020, 2019 and 2018, we paid net cash of $8,304, $8,119 and $5,531 in the years ended December 31, 2020, 2019 and 2018, respectively. In the event that we begin to generate taxable income and our existing net operating loss carryforwards for federal and state income taxes have been fully utilized or have expired, income tax payments will be higher; and
•Other companies in our industry may calculate adjusted EBITDA and adjusted EPS differently than we do, limiting their usefulness as a comparative measure.
Management compensates for the inherent limitations associated with using adjusted EBITDA and adjusted EPS through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of adjusted EBITDA and adjusted EPS to net income and net income per share, the most directly comparable GAAP measure. Further, our management also reviews GAAP measures and evaluates individual measures that are not included in some or all of our non‑ GAAP financial measures, such as our level of capital expenditures and interest income, among other measures.
The following table sets forth the reconciliation of net income (loss) to adjusted EBITDA based on our historical results:

	Years ended December 31
(in millions)	2015	2016	2017	2018	2019	2020
Net income (loss)	$4.44	$(55.57)	$(3.28)	$4.01	$(17.20)	$(2.64)
Deferred revenue fair value adjustment	0.32	1.27	0.13	0.12	9.27	0.69
Interest income	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)
Interest expense	10.27	16.60	16.35	25.20	32.52	31.50
Accretion on contingent consideration and purchase liability	0.89	0.15	0.51	0.22	1.77	1.69
Income tax provision (benefit)	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)
Depreciation and amortization	27.96	64.00	62.82	77.63	101.27	113.66
Non-cash compensation expense	15.16	33.28	31.33	40.25	60.44	57.11
Restructuring charges and transaction costs	13.50	5.78	13.67	15.58	26.56	19.38
Severance	1.70	4.34	2.32	8.32	15.37	25.11
Fair market value adjustment on contingent consideration liability	(4.15)	1.59	—	—	(8.13)	(3.11)
Litigation and regulatory related expenses	0.07	5.59	1.03	—	2.88	7.83
Foreign currency	—	(0.72)	0.49	(0.59)	(0.07)	0.12
Non-income tax expense adjustment	—	6.23	0.35	(0.59)	0.37	0.42
Gain on acquisition of equity method investment	—	—	—	—	—	(4.23)
Gain on sale of interest in private company	—	—	—	—	—	(1.65)
Loss allocation from equity method investments	—	1.42	1.47	1.15	2.36	5.40
Impairment of equity method investment	—	0.73	—	—	—	—
Other	0.07	(1.38)	—	—	—	—
(Income) loss attributable to non-controlling interest	1.64	1.08	0.32	1.79	0.11	(1.83)
Adjusted EBITDA	$76.07	$99.44	$128.89	$157.55	$193.29	$242.94
Note: Numbers may not sum due to rounding

The following table sets forth the reconciliation of net income (loss) to adjusted net income and adjusted EPS based on our historical results:

	Years ended December 31
(in millions except per share amounts)	2015	2016	2017	2018	2019	2020
Net income (loss)	$4.44	$(55.57)	$(3.28)	$4.01	$(17.20)	$(2.64)
Income tax provision (benefit)	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)
Income (loss) before income tax provision	8.99	(40.49)	(1.69)	(9.16)	(48.09)	(8.04)
Deferred revenue fair value adjustment	0.32	1.27	0.13	0.12	9.27	0.69
Accretion on contingent consideration and purchase liability	0.89	0.15	0.51	0.22	1.77	1.69
Non-cash interest expense	6.39	8.24	8.99	13.91	18.74	17.48
Non-cash compensation expense	15.16	33.28	31.33	40.25	60.44	57.11
Restructuring charges and transaction costs	13.50	5.78	13.67	15.58	26.56	19.38
Severance	1.70	4.34	2.32	8.32	15.37	25.11
Amortization of acquired intangible assets and fair value adjustment to property and equipment, net	17.64	45.52	42.13	53.86	70.68	73.56
Fair market value adjustment on contingent consideration liability	(4.15)	1.59	—	—	(8.13)	(3.11)
Litigation and regulatory related expenses	0.07	5.59	1.03	—	2.88	7.83
Foreign currency	—	(0.72)	0.49	(0.59)	(0.07)	0.12
Non-income tax expense adjustment	—	6.23	0.35	(0.59)	0.37	0.42
Gain on acquisition of equity method investment	—	—	—	—	—	(4.23)
Gain on sale of interest in private company	—	—	—	—	—	(1.65)
Loss allocation from equity method investments	—	1.42	1.47	1.15	2.36	5.40
Impairment of equity method investment	—	0.73	—	—	—	—
Other	0.07	(1.38)	—	—	—	—
(Income) loss attributable to non-controlling interest	1.64	1.08	0.32	1.79	0.11	(1.83)
Adjusted net income before income tax effect	62.20	72.63	101.05	124.84	152.26	189.93
Income tax effect	(24.51)	(29.05)	(40.42)	(33.71)	(38.83)	(48.43)
Adjusted net income	$37.70	$43.58	$60.63	$91.14	$113.44	$141.50

Diluted number of weighted-average shares outstanding	38.39	44.58	46.15	47.38	52.68	55.07

Adjusted EPS	$0.98	$0.98	$1.31	$1.92	$2.15	$2.57
Note: Numbers may not sum due to rounding.

EXHIBIT A
ENVESTNET, INC. 2010 LONG-TERM INCENTIVE PLAN, AS AMENDED THROUGH THE
FIFTH AMENDMENT

Exhibit A

Conformed Copy

ENVESTNET, INC.
2010 LONG-TERM INCENTIVE PLAN

(as amended by the First, Second, Third, Fourth and Fifth Amendment)

SECTION 1

GENERAL

1.1 Purpose. Envestnet, Inc., a Delaware corporation (the "Company"), has established the Plan to:

(d) further align Participants' interests with those of the Company's stockholders through compensation that is based on the Company's common stock,

and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

1.2 Defined Terms. The meaning of capitalized terms used in the Plan are set forth in Section 7.

1.3 Participation. For purposes of the Plan, a "Participant" is any Eligible Individual to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

SECTION 2

OPTIONS

2.1 Definitions.

Exhibit A

(a) The grant of an "Option" under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price fixed by the Committee at the time the Option is granted. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. Options granted to Participants who are not employees of the Company and its Subsidiaries shall be Non-Qualified Stock Options. To the extent that an Option that is intended to constitute an Incentive Stock Option does not satisfy the requirements of section 422 of the Code, such Option shall be treated as a Non-Qualified Stock Option.

(b) A grant of a "stock appreciation right" or "SAR" entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) the Exercise Price established by the Committee at the time of grant.

(c) An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.) If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

2.2 Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. No dividend equivalents (current or deferred) with respect to any Option or SAR shall be granted under the Plan.

2.3 Exercise Price. The "Exercise Price" of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date).

2.4 Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a) The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Stock ownership objectives by the Participant.

Exhibit A

Notwithstanding the foregoing, and subject to subsection 5.3(b), in no event shall an Option or SAR granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant's death, Disability, Change in Control or involuntary termination).

(b) No Option or SAR may be exercised by a Participant after the Expiration Date applicable to that Option or SAR.

2.5 Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.5, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto.

(b) Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, shares of Stock (including shares of Stock that would otherwise be distributable upon the exercise of the Option) valued at Fair Market Value as of the day of exercise or by a combination thereof, as approved by the Committee.

(c) Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.6 Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

2.7 No Repricing. Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price. Except as approved by the Company's stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the exercise price of

Exhibit A

the Option or SAR is greater than the then current Fair Market Value of a share. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company's stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

2.8 Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option right with respect to such share.

2.9 Expiration Date. The "Expiration Date" with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that unless determined otherwise by the Committee at the time of grant, the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of:

(a) the ten-year anniversary of the date on which the Option or SAR is granted;

(b) if the Participant's Termination Date occurs by reason of death or Disability, the six-month year anniversary of such Termination Date;

(c) if the Participant's Termination Date occurs for reasons of Cause, such Termination Date; and

(d) if the Participant's Termination Date occurs for reasons other than death, Disability or Cause, the three-month anniversary of such Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted. Any Option or SAR that is not vested on the Participant's Termination Date shall be forfeited and shall not thereafter be exercisable.

SECTION 3

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

3.1 Definitions.

(a) A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(i) The grant shall be in consideration of a Participant's previously performed services, or surrender of other compensation that may be due.

(ii) The grant shall be contingent on the achievement of performance or other objectives during a specified period.

Exhibit A

(iv) The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled.

(b) A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

3.2 <u>Special Vesting Rules</u>.

(a) Subject to subsection 5.3(b), if a Participant's right to become vested in a Full Value Award (other than a Full Value Award held by an Outside Director) is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject, to the extent provided by the Committee, to pro rated vesting over the course of such three year period (provided that no portion of such pro rated Full Value Award shall become vested prior to the first anniversary of the date on which it is granted) and to acceleration of vesting in the event of the Participant's death, Disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b) Subject to subsections 5.3(b), if a Participant's right to become vested in a Full Value Award or Cash Incentive Award (other than a Full Value Award or Cash Incentive Award held by an Outside Director) is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant's death, Disability, Change in Control or involuntary termination).

Exhibit A

(c) Notwithstanding subsections 3.2(a) and (b), if an Outside Director's right to become vested in any Full Value Award or Cash Incentive Award is conditioned either on completion of a specified period of service or the achievement of performance targets or other performance objectives, then the required period of service or performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant's death, Disability, Change in Control or involuntary termination).

SECTION 4

OPERATION AND ADMINISTRATION

4.1 Effective Date. The Plan became effective as of the date of the initial public offering of Stock of the Company on July 28, 2010 (the "Effective Date"). The Plan has been amended by the First, Second, Third and Fourth Amendment to the Plan. The Fifth Amendment, which increases the shares of Stock reserved under the Plan and makes certain other revisions, is contingent on shareholder approval by the Company's shareholders at the 2021 annual meeting. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company's shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of May 12, 2021, which is the date on which the shareholders approved the Plan as amended by the Fifth Amendment to increase the reserved shares of Stock.

4.2 Stock and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the provisions of subsection 4.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to (i) 12,425,000 shares of Stock (which number includes all shares available for delivery under this clause (i) since the establishment of the Plan in 2010, determined in accordance with the terms of the Plan); and (ii) any shares of Stock that are represented by awards granted under the Envestnet Asset Management Group, Inc. 2004 Stock Incentive Plan (the "Prior Plan") that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the

Exhibit A

extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a merger, acquisition or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(c) Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above subject to the following:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(d) Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e) To the extent provided by the Committee, any Award may be settled in cash rather than in shares.

(f) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be 12,425,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive

Exhibit A

Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(g) The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares. For purposes of this subsection 4.2(g), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this subsection 4.2(g).

(h) The maximum number of shares that may be covered by Awards granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 25,000 shares. The maximum number of shares that may be covered by Full Value Awards granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one calendar-year period shall be 25,000 shares.

4.3 Adjustments to Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 4.2); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Stock subject to the Option or SAR at the time of the transaction over the exercise price).

4.4 Change in Control.

Exhibit A

(a) In the event that (a) a Participant's employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following a Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. If a Participant's right to become vested in an Award following a Change in Control as described in the prior sentence is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures), the Committee may make such determination either based on the determination of the satisfaction of the applicable performance goal based on actual performance through the date of such Change in Control or based on assumed performance at the target level through the date of such Change in Control.

(b) If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 4.3, and immediately following the Change in Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change in Control) or a board member (if the Participant was an Outside Director immediately prior to the Change in Control) of the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 4.4(b) until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

4.5 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares of Stock may be effected on

Exhibit A

a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

4.6 Liability for Cash Payments. Subject to the provisions of this Section 4, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

4.8 Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 4.8, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust or partnership for the benefit of a Participant's family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

4.9 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

4.10 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Exhibit A

4.11 Agreement With the Company or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the "Agreement"), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.12 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

4.13 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.14 Action by the Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

4.15 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.16 Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

Exhibit A

4.17 Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees.

SECTION 5

COMMITTEE

5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the "Committee") unless otherwise provided by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

5.2 Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.

5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual's present and potential contribution to the Company's or a Related Company's success and such other factors as the Committee deems relevant.

(b) Notwithstanding the provisions of subsections 2.4(a), 3.2(a) and 3.2(b) of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of subsection 2.4(a) (with respect to Options and SARs) and of subsections 3.2(a) and 3.2(b) (with respect to Full Value Awards); provided,

Exhibit A

however, that the aggregate number of shares of Stock subject to Options, SARs and Full Value Awards granted pursuant to the Plan that are not subject to the minimum vesting limitations of subsections 2.4(a), 3.2(a) and 3.2(b) (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by subsection 4.2(b) (relating to the limit on shares of Stock granted under the Plan).

(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5 Information to be Furnished to Committee. The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee's or Participant's employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

Exhibit A

5.6 Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 6

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 6; and further provided that the provisions of subsection 2.7 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's stockholders. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A.

SECTION 7

DEFINED TERMS

(a) "Agreement" has the meaning set forth in subsection 4.11.

(b) "Approval Date" means the date on which the Plan is approved by the Company's stockholders.

(c) "Award" means any award described in Section 2 or 3 of the Plan.

(d) "Beneficiary" means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant's Termination Date occurs on account of death. Any designation of a Beneficiary

Exhibit A

shall be in writing, signed by the Participant and filed with the Committee prior to the Participant's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant's benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate.

(e) "Board" means the Board of Directors of the Company.

(f) "Cause" shall mean, in the reasonable judgment of the Committee (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any Related Company (other than any such failure resulting from the Participant's Disability), (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or any Related Company, monetarily or otherwise, (iii) the engaging by the Participant in egregious misconduct involving moral turpitude to the extent that the Participant's credibility and reputation no longer conform to the standard for employees, directors or service providers, as applicable, of the Company and Related Companies, or (iv) the Participant is convicted of a felony. For purposes hereof, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company or Related Company.

(g) "Change in Control" means the first to occur of any of the following:

(i) the purchase or other acquisition by any person, entity or group of persons (within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

(ii) the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding securities;

(iii) a liquidation or dissolution of the Company or the sale of substantially all of the Company's assets; or

Exhibit A

(iv) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

(h) "Code" means the Internal Revenue Code of 1986, as amended.

(i) "Committee" has the meaning set forth in subsection 5.1

(j) "Disability" means, except as otherwise provided by the Committee, the Participant's inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(k) "Eligible Individual" means any employee or director of, or other service provider to, the Company or a Related Company, including any member of the Board who is not an employee of the Company or a Related Company.

(l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(m) "Expiration Date" has the meaning set forth in subsection 2.10.

(n) "Fair Market Value" of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i) If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a share on such date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

(iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith by reasonable application of a reasonable valuation method.

Exhibit A

(iv) For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

(o) "Full Value Award" has the meaning set forth in Section 3.1

(p) "Incentive Stock Option" means an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Code.

(q) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

(r) "Option" has the meaning set forth in subsection 2.1(a).

(s) "Outside Director" means a director of the Company who is not an officer or employee of the Company or the Related Companies.

(t) "Participant" shall have the meaning set forth in subsection 1.3.

(u) "Related Company" means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

(v) "SAR" or "Stock Appreciation Right" has the meaning set forth in subsection 2.1(b).

(w) "Stock" means share of common stock, $0.005 par value, of the Company.

(x) "Subsidiary" means a subsidiary corporation within the meaning of section 424(f) of the Code.

(y) "Termination Date" means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a "Termination Date" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services; and provided, further that, with respect to an Outside Director, "Termination Date" means date on which the Outside Director's service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the

Exhibit A

Company), the occurrence of such transaction shall be the Participant's Termination Date.

SECTION 8

Notwithstanding any other provision of the Plan to the contrary, to the extent that any Award under the Plan (or any payment or benefit under any Award) is subject to section 409A of the Code, the following shall apply unless otherwise provided in an Award Agreement:

(a) if any payment or benefit under such Award is to be paid on account of the Participant's Termination Date (or other separation from service or termination of employment) and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant's separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant's separation from service; and

(b) the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

All Awards under the Plan which are subject to section 409A of the Code are intended to comply with section 409A of the Code and will be interpreted and administered accordingly.

ANNUAL MEETING OF SHAREHOLDERS OF

ENVESTNET, INC.

May 12, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - The Annual Meeting will be a virtual-only meeting. You may vote your shares at **https://web.lumiagm.com/241143720** during the Annual Meeting using the control number and password. The password for this meeting is **envestnet2021** (case sensitive).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at www.envestnet.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233030000000000000 4 051221

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below):

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Valerie Mosley
○ Gregory Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. The approval, on an advisory basis, of 2020 executive compensation.	☐	☐	☐
3. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
4. The approval of the Envestnet, Inc. Long-Term Incentive Plan, as amended through the Fifth Amendment.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ENVESTNET, INC.

May 12, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at www.envestnet.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233030000000000000 4 051221

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as director of the nominees listed below (except as marked to the contrary below):

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Valerie Mosley
○ Gregory Smith

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. The approval, on an advisory basis, of 2020 executive compensation.	☐	☐	☐
3. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐
4. The approval of the Envestnet, Inc. Long-Term Incentive Plan, as amended through the Fifth Amendment.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENVESTNET, INC.

2021 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Envestnet, Inc. will be held on Wednesday, May 12, 2021 at 10:30 a.m. Central Time virtually via the internet at **https://web.lumiagm.com/241143720**. The password for this meeting is **envestnet2021** (case sensitive).

You may log in beginning at 10:15 a.m. Central Time and the meeting will start promptly at 10:30 a.m Central Time. The meeting is expected to last about 30 minutes.

ENVESTNET, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (the “Board”) OF ENVESTNET, INC.

The undersigned shareholder(s) of Envestnet, Inc. (the "Company") hereby appoints William Crager or Peter D'Arrigo, or either of them (the “Proxies”), with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company that the undersigned has the power to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 12, 2021, at 10:30 a.m., Central Time, virtually via the internet at https://web.lumiagm.com/241143720, password for this meeting is envestnet2021 (case sensitive), and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

This proxy, when properly executed and delivered, will be voted in the manner directed on the reverse side. If no direction is made, the shares will be voted in accordance with the recommendation of the Board, as indicated on the reverse side, and in the best judgment of the Proxies with respect to any other matters that may properly come before the Annual Meeting.

I hereby vote my shares of Envestnet, Inc. common stock as specified on the reverse side of this card.

(Continued and to be signed on the reverse side)

1.1 14475